EXHIBIT 4.1

PRIME SECURITY SERVICES BORROWER, LLC,

as Issuer
PRIME FINANCE INC.,
as Co-Issuer
the Guarantors party hereto from time to time,
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

INDENTURE
Dated as of August 20, 2020
$1,000,000,000 of 3.375% First-Priority Senior Secured Notes due 2027

i

THIS INDENTURE is dated as of August 20, 2020, by and among Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors (as defined herein) party hereto and Wells Fargo Bank, National Association, a national banking association (the “Trustee”).
RECITALS
A.  This Indenture provides for the issuance of first-priority senior secured debt securities (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series, to be authenticated by the certificate of the Trustee, and for guarantees of the Securities.
B.  This Indenture provides for the initial issuance of up to $1,000,000,000 principal amount of 3.375% First-Priority Senior Secured Notes due 2027 (the “Offered Securities”).
C.  All things necessary to make this Indenture a legal, valid and binding agreement, in accordance with its terms, have been done.
NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of the Securities, including, for the avoidance of doubt, the respective holders from time to time of the Offered Securities:
ARTICLE I

DEFINITIONS

Section 1.01          Definitions of Terms.  The terms defined in this Section 1.01 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01 and shall include the plural as well as the singular.  All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation.
“144A Global Security,” with respect to any series of Securities, means one or more Global Securities bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series sold in global form in reliance on Rule 144A.
“2024 Notes” means the $750 million aggregate principal amount of 5.250% First-Priority Senior Secured Notes due 2024 issued by the Issuers.

“2026 Notes” means the $1,350 million aggregate principal amount of 5.750% First-Priority Senior Secured Notes due 2026 issued by the Issuers.
“Additional Amounts” has the meaning set forth in Section 14.02.
“ADT Notes” means the (i) $1,000 million aggregate principal amount of 6.250% Senior Notes due 2021, (ii) $1,000 million aggregate principal amount of 3.500% Notes due 2022, (iii) $700 million aggregate principal amount of 4.125% Senior Notes due 2023, (iv) $22 million aggregate principal amount of 4.875% Notes due 2042 and (v) $728 million aggregate principal amount of 4.875% First-Priority Senior Secured Notes due 2032, in each case issued by The ADT Security Corporation.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Procedures,” with respect to any transfer or exchange of or for beneficial interests in any Global Security for a series of Securities, means the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.
“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.
“Authentication Order” has the meaning set forth in Section 2.04.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any of the Issuers or a Guarantor, as applicable, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

“Business Day,” means a day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Capital Stock” means:
(1)          in the case of a corporation, corporate stock or shares;
(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)          in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Clearstream” means Clearstream Banking S.A., or its successors.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.
“Collateral Agreement” means the Collateral Agreement (First Lien), dated as of July 1, 2015 (as amended, supplemented, modified, extended, renewed, restated, refunded or refinanced from time to time), among the Issuer, each Subsidiary of the Issuer from time to time identified therein as a party and the First Lien Collateral Agent.
“Consent and Acknowledgment” means the Consent and Acknowledgment substantially in the form of Exhibit A-1 to the First Lien/Second Lien Intercreditor Agreement, dated as of the Issue Date, to be executed by the Trustee, as Authorized Representative for the Notes Obligations and the holders of the Notes Obligations, and acknowledged by the Issuers, the First Lien Collateral Agent, each Other First Lien Obligations Agent (as defined therein) and the Applicable Second Lien Agent (as defined therein).
“Commission” means the Securities and Exchange Commission.
“Company” means ADT Inc., until a successor entity shall have become such pursuant to Article XIII, and thereafter “Company” shall mean such successor entity.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Securityholders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Securityholders and the Issuers).
“Currency” means Dollars or Foreign Currency.
“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Defaulted Interest” has the meaning set forth in Section 2.03.
“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof and issued in accordance with Section 2.05.
“Delaware LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Depositary,” with respect to Securities of any series which the Issuers shall determine will be issued in whole or in part as a Global Security, means The Depository Trust Company (“DTC”), New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Issuers pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17.
“Designated Currency” has the meaning set forth in Section 2.15(a).
“Distribution Compliance Period” means the restricted period as defined in Rule 903(b)(3) under the Securities Act.
“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.
“Dollar Equivalent” means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by Deutsche Bank Securities Inc. (unless another comparable financial institution is designated by the Issuers) in New York, New York, at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.
“Event of Default,” with respect to Securities of a particular series, means any event specified in Section 9.01, continued for the period of time, if any, therein designated.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” has the meaning given to such term in the First Lien Credit Agreement as in effect on the date hereof.
“First Lien Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent for the lenders and other secured parties under the First Lien Credit Agreement, the ADT Notes, the First-Priority Notes and the Offered Securities under the First Lien Security Documents, together with its successors and permitted assigns under the First Lien Security Documents exercising substantially the same rights and powers.
“First Lien Credit Agreement” means the Ninth Amended and Restated First Lien Credit Agreement, dated as of September 23, 2019, among Prime Security Services Holdings, LLC, as Holdings, the Issuer, as Borrower, the lenders party thereto, and Barclays Bank PLC, as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“First Lien Credit Agreement Obligations” means “Obligations” as defined in the First Lien Credit Agreement as in effect as of the Issue Date (or any comparable term as defined in the First Lien Credit Agreement as in effect from time to time).
“First Lien Intercreditor Agreement” means (i) the First Lien/First Lien Intercreditor Agreement, dated as of May 2, 2016, among Barclays Bank PLC, as Collateral Agent and as authorized representative under the First Lien Credit Agreement, Wells Fargo Bank, National Association, as the initial other authorized representative (as defined therein), and each additional authorized representative from time to time party thereto relating to the Issuer (as amended, supplemented, modified, extended, renewed, restated, refunded or refinanced from time to time), and (ii) any other First Lien/First Lien Intercreditor Agreement that is not materially less favorable to the Holders of the Offered Securities than the First Lien/First Lien Intercreditor Agreement referred to in clause (i), as determined by the Issuers in good faith (as amended, modified, extended, renewed, restated, refunded or refinanced from time to time).
“First Lien Security Documents” means the Collateral Agreement, Security Documents, the Other First Lien Secured Party Consent, the Consent and Acknowledgment and any other agreement, document or instrument pursuant to which a lien is granted or purported to be granted securing First Priority Lien Obligations or under which rights or remedies with respect to such liens are governed, in each case to the extent relating to the collateral securing the First Priority Lien Obligations.
“First Lien/Second Lien Intercreditor Agreement” means (i) the First Lien/Second Lien Intercreditor Agreement, dated as of July 1, 2015, among Barclays Bank PLC, in its capacity as First Lien Facility Agent and Applicable First Lien Agent (each as defined therein) and Credit Suisse AG, Cayman Islands Branch, as Second Lien Facility Agent and Applicable Second Lien Agent (each as defined therein) (as amended, supplemented, modified, extended, renewed, restated, refunded or refinanced from time to time), and (ii) any other First Lien/Second Lien Intercreditor Agreement that is not materially less favorable to the Holders of the Offered Securities than the First Lien/Second Lien Intercreditor Agreement referred to in clause (i), as determined by the Issuers in good faith (as amended, supplemented, modified, extended, renewed, restated, refunded or refinanced from time to time).
“First Priority After-Acquired Property” means, with respect to the Offered Securities, any property of the Issuers or any Notes Guarantor that secures any First Lien Credit Agreement Obligations that is not already subject to the lien under the Security Documents, other than Excluded Securities or Excluded Property (each as defined in the First Lien Credit Agreement as in effect as of the Issue Date) with respect to the Offered Securities.
 “First Priority Lien Obligations” means, collectively, the Notes Obligations, obligations under the First Lien Credit Agreement, the ADT Notes and the First-Priority Notes and any other Indebtedness or obligations of the Issuers and their Restricted Subsidiaries that are equally and ratably secured with the obligations under First Lien Credit Agreement, the ADT Notes, the First-Priority Notes and the Offered Securities, or any of the foregoing to the extent such other indebtedness and obligations were added to the Security Documents in accordance with the terms thereof.
“First Priority Liens” means the first priority Liens securing the First Priority Lien Obligations.
“First-Priority Notes” means the (i) 2024 Notes and (ii) 2026 Notes.

 “Foreign Currency” means a currency, currency unit or composite currency, including the euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.
“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.
“Global Security,” with respect to any series of Securities, means a Security executed by the Issuers and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.
“Governmental Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”)) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.
“Guarantee,” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Guaranteed Obligations” has the meaning set forth in Section 6.04 hereof.
“Guarantor” shall mean any Person providing a Guarantee of the Securities of any series pursuant to Article VI.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
“including” means including without limitation.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.
“Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.
“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, collectively.
 “Interest Payment Date,” when used with respect to any installment of interest on a Security of a particular series, means the date specified herein, in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.
“Issue Date” means August 20, 2020.
“lien” or “Lien” means a mortgage, pledge, security interest, lien or encumbrance.
“Notes Guarantor” means any Guarantor that provides an Offered Securities Guarantee pursuant to Article VI; provided that upon the release or discharge of such Person from such Offered Securities Guarantee in accordance with this Indenture, such entity ceases to be a Notes Guarantor.
“Notes Obligations” means obligations in respect of the Offered Securities, this Indenture and the Guarantees and the Security Documents (including interest, fees, and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuers or any Notes Guarantor, whether or not constituting an allowed claim in such proceedings).
“Notice of Designation of Other First Lien Obligations” means the Notice of Designation of Other First Lien Obligations pursuant to Section 8.22(b)(i) of the First Lien/Second Lien Intercreditor Agreement, dated as of the Issue Date, to be executed by the Issuer.
“Offered Securities” has the meaning set forth in the recitals.
“Offered Securities Guarantee” means the guarantee of the Notes Obligations set forth in Sections 6.04 through 6.12 hereof.

“Officer” means any managing director, the chairman or any vice chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Issuers or a Guarantor, as the case may be.
“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an officer of each Issuer, who is the principal executive officer, principal financial officer, secretary, treasurer or principal accounting officer of such Issuer or Guarantor, as the case may be, that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 17.06, if and to the extent required by the provisions thereof.
“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an Officer or employee of or counsel for the Issuers or a Guarantor, as applicable, that is delivered to the Trustee in accordance with the terms hereof.  Each such opinion shall include the statements provided for in Section 17.06, if and to the extent required by the provisions thereof.
“Original Issue Discount Security” means a Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 9.01.
“Other First Lien Secured Party Consent” means the Other First Lien Secured Party Consent substantially in the form of Exhibit III to the Collateral Agreement, dated as of the Issue Date, to be executed by the Trustee, as Authorized Representative for the Notes Obligations and the holders of the Notes Obligations, and acknowledged by the First Lien Collateral Agent and the Issuers.
“Outstanding,” when used with reference to Securities of any series, subject to the provisions of Section 11.04, means, as of any particular time, all Securities of such series authenticated and delivered by the Trustee under this Indenture, except:
(a)          Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(b)          Securities, or portions thereof, for the payment or redemption of which funds in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent other than the Issuers, or, if the Issuers shall act as their own paying agent, shall have been set aside, segregated and held in trust by the Issuers for the Holders of such Securities, provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and
(c)          Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuers.
In determining whether the holders of the requisite principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 9.01 and the principal amount of a Security denominated in one or more currencies that shall be deemed to be Outstanding for such purposes shall be based on the Dollar Equivalent, on the date of original issuance of such Security, of the principal amount of such Security.
“Participant,” with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Periodic Offering” means an offering of Securities of a series from time to time, during which any or all of the specific terms of the Securities, including the rate or rates of interest, if any, thereon, the maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuers or its agents upon the issuance of such Securities in accordance with the terms of the relevant Supplemental Indenture, if any.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Pledgor” has the meaning ascribed to such term in the Collateral Agreement.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security.  For the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
“Principal Subsidiary” means any Subsidiary of the Issuers that owns or leases a Principal Property.
“Private Placement Legend” means the legend set forth in Section 2.02(b) to be placed on all Restricted Securities issued under this Indenture or pursuant to a Board Resolution or an indenture supplemental hereto with respect to a series of Securities, except where specifically stated otherwise by the provisions of this Indenture, such Board Resolution or such supplemental indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.
 “Regulation S Global Security” means, with respect to any series of Securities, a Regulation S Temporary Global Security of such series, if required by Rule 903 of Regulation S, or a Regulation S Permanent Global Security of such series, as the case may be.
“Regulation S Permanent Global Security,” with respect to any series of Securities, means one or more permanent Global Securities bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series initially sold or, if required by Rule 903 of Regulation S, of the Regulation S Temporary Global Security of such series upon expiration of the Distribution Compliance Period with respect to such series, as the case may be.
“Regulation S Temporary Global Security,” with respect to any series of Securities, means one or more temporary Global Securities, bearing the Private Placement Legend and the Regulation S Temporary Global Security Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series initially sold, if required by Rule 903 of Regulation S.
“Regulation S Temporary Global Security Legend” means the legend set forth in Section 2.02(d), which is required to be placed on all Regulation S Temporary Global Securities issued under this Indenture.
“Responsible Officer” means, when used with respect to the Trustee, any vice president, any trust officer, any assistant trust officer, any assistant vice president, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Security,” with respect to any series of Securities, means one or more Definitive Securities of such series bearing the Private Placement Legend issued under this Indenture.
“Restricted Global Security,” with respect to any series of Securities, means one or more Global Securities of such series bearing the Private Placement Legend, issued under this Indenture.
“Restricted Security,” with respect to any series of Securities, means a Security of such series, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.
“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.
“Secured Party” means, collectively, the First Lien Collateral Agent, in its capacity as such, the Trustee and the Securityholders.
“Securities” means the securities authenticated and delivered under this Indenture, including the Offered Securities.
“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements and joinders thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral in favor of the First Lien Collateral Agent for the benefit of the Trustee and the holders of the Offered Securities as contemplated by this Indenture, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement.
“Security Register” has the meaning set forth in Section 2.05(a).
“Security Registrar” has the meaning set forth in Section 2.05(a).
“Securityholder,” “Holder,” “holder of Securities,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Issuers kept for that purpose in accordance with the terms of this Indenture.
“Stated Maturity,” with respect to any Security, means the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Taxes” has the meaning set forth in Section 14.02.
“Taxing Jurisdiction” has the meaning set forth in Section 14.01.
“Total Assets” means the total consolidated assets of the Issuers and their Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuers, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date of execution of this instrument.
“Trustee” means Wells Fargo Bank, National Association and, subject to the provisions of Article IX shall include its successors and assigns.  The term “Trustee” as used with respect to a particular series of the Securities shall mean the Trustee with respect to that series.
“Unrestricted Definitive Security,” with respect to any series of Securities, means one or more Definitive Securities representing such series of Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.
“Unrestricted Global Security,” with respect to any series of Securities, means one or more permanent Global Securities representing such series of Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.
“Unrestricted Securities,” with respect to any series of Securities, means a Security (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.
“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated as an “Unrestricted Subsidiary” (or any comparable term)  under any other Indebtedness of the Issuer or any of its Subsidiaries.
“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02          Additional Defined Terms with Respect to the Offered Securities.  The terms defined in this Section 1.02 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) shall apply with respect to the Offered Securities only and shall include the plural as well as the singular.
“Attributable Debt,” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Issuers or any Principal Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.
“Change of Control” means the occurrence of either of the following: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuers and their Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or (2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation, Delaware LLC Division or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company.
 “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Consolidated Net Worth” at any date means Total Assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of the Company as of the end of a fiscal quarter of the Company, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.
“Consolidated Tangible Assets” at any date means Total Assets less all Intangible Assets appearing on the most recently prepared consolidated balance sheet of the Company as of the end of a fiscal quarter of the Company, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.
“Fitch” means Fitch Inc., and its successors.
“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.
“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter of the Company prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Issuers or any of their Subsidiaries or for which the Issuers or any of their Subsidiaries are legally responsible or liable (whether by agreement to purchase Indebtedness of, or to supply funds or to invest in, others).
“Intangible Assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of the Company as of the end of a fiscal quarter of the Company, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuers.
“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as the case may be, on the Issue Date together with (1) any new directors whose election by such Boards of Directors or whose nomination for election by the shareholders of the Issuers or any direct or indirect parent of the Issuers, as applicable, was approved by a vote of a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuers or any direct or indirect parent of the Issuers, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuers or any direct or indirect parent of the Issuers, as applicable.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Issuers or any of their Subsidiaries and, in each case, not to such entity personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).
“Obligations” means any principal, interest (including any interest and other monetary obligations accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.
“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Company, any direct or indirect parent of the Company and other Permitted Holders and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii) and (iii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Company (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holder) and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer (as defined herein) is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of an Issuer or any of its Subsidiaries that is used by any Domestic Subsidiary of such Issuer and (A) is owned by an Issuer or any Subsidiary of any Issuer on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Issuers, are not collectively of material importance to the total business conducted by the Issuers and its Subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of the Company as of the applicable date.
 “Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Section 3(62) of the Exchange Act selected by the Issuers (as certified by a resolution of the Issuers’ Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
 “Rating Event” means the rating on the Offered Securities is lowered by at least two of the three Rating Agencies and such Offered Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Issuers’ intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.
“Reporting Entity” has the meaning set forth in Section 8.04(a) hereof.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuers.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by an Issuer or a Principal Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by such Issuer or a Principal Subsidiary to such Person other than an Issuer or any of its Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.
“Sponsors” means (i) one or more investment funds affiliated with Apollo Global Management, Inc. and any of their respective Affiliates, including the Company and each of its Affiliates and Subsidiaries but excluding other portfolio companies (collectively, the “Apollo Sponsors”), and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Apollo Sponsors; provided that collectively, the Apollo Sponsors control a majority of the voting power of such group.
“Voting Stock” means, with respect to any specified “Person” as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION
 AND EXCHANGE OF SECURITIES

Section 2.01          Designation and Terms of Securities.
(a)     The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  Other than the Offered Securities authenticated and delivered under this Indenture on the date hereof, the Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution of the Issuers or pursuant to one or more indentures supplemental hereto.  Prior to the initial issuance of Securities of any series, other than the Offered Securities authenticated and delivered under this Indenture on the date hereof, there shall be established in or pursuant to a Board Resolution of the Issuers, and set forth in an Officer’s Certificate of the Issuers, or established in one or more indentures supplemental hereto, with respect to the Securities of the series:
(i)          the title of the Security of the series, which shall distinguish the Securities of the series from all other Securities;
(ii)         any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Securities of that series;
(iii)        the date or dates on which the principal and premium, if any, of the Securities of the series is payable;
(iv)        the rate or rates, which may be fixed or variable, at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
(v)         the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;
(vi)        any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in this Indenture;
(vii)       the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
(viii)      the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Issuers;
(ix)         the obligation, if any, of the Issuers to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
(x)          the form of the Securities of the series including the form of the Trustee’s certificate of authentication for such series;
(xi)         if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the Securities of the series shall be issuable;
(xii)        the Currency or Currencies in which payment of the principal of, premium, if any, and interest on, Securities of the series shall be payable;
(xiii)       if the principal amount payable at the Stated Maturity of Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof pursuant to Section 9.01 or upon any maturity other than the Stated Maturity or that will be deemed to be Outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;
(xiv)      the terms of any repurchase or remarketing rights;
(xv)       if the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the type of Global Security to be issued; the terms and conditions, if different from those contained in this Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legends referred to in Section 2.02;
(xvi)      whether the Securities of the series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Issuers or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Issuers’ option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
(xvii)     any additional restrictive covenants or Events of Default that will apply to the Securities of the series, or any changes to the restrictive covenants set forth in Article IV or the Events of Default set forth in Section 9.01 that will apply to the Securities of the series, which may consist of establishing different terms or provisions from those set forth in Article IV or Section 9.01 or eliminating any such restrictive covenant or Event of Default with respect to the Securities of the series;
(xviii)    any provisions granting special rights to holders when a specified event occurs;
(xix)       if the amount of principal of or any premium or interest on Securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(xx)        any special tax implications of the Securities, including provisions for original issue discount securities, if offered;
(xxi)       whether and upon what terms Securities of a series may be defeased if different from the provisions set forth in this Indenture;
(xxii)      with regard to the Securities of any series that do not bear interest, the dates for certain required reports to the Trustee;

(xxiii)     whether the Securities of the series will be issued as Unrestricted Securities or Restricted Securities, and, if issued as Restricted Securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;
(xxiv)    whether the Securities of the series shall be issued with Guarantees and, if so, the identity of the Guarantor and the terms, if any, of any Guarantee of the payment of principal and interest, if any, with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect; and
(xxv)     any and all additional, eliminated or changed terms that shall apply to the Securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of Securities of that series.
(b)          All Securities of any one series shall be substantially identical except that Securities of any particular series may be issued at various times, in different denominations, with different currency of payments due thereunder, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates from which such interest may accrue or on which such interest may be payable, and with different redemption dates, and except as may otherwise be provided in or pursuant to any such Board Resolution or in any supplemental indenture.  If any of the terms of the series are established by action taken pursuant to a Board Resolution of each of the Issuers, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of each of the Issuers and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of each of the Issuers setting forth the terms of the series.  The terms of the Securities of any series may provide that such Securities shall be authenticated and delivered by the Trustee upon original issuance from time to time upon written order of persons designated in such Board Resolution or supplemental indenture and that such persons are authorized to determine, consistent with such Board Resolution or supplemental indenture, such terms and conditions of the Securities of such series.
Section 2.02          Form of Securities and Trustee’s Certificate.
(a)          The Securities of any series, other than the Offered Securities authenticated and delivered under this Indenture on the date hereof, and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor set forth in an indenture supplemental hereto or as provided in a Board Resolution of each of the Issuers and as set forth in an Officer’s Certificate of each of the Issuers and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuers may deem appropriate and as are not inconsistent with the provisions of this Indenture, any Board Resolution or any indenture supplemental hereto, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.
(b)          Each Restricted Security (and all Restricted Securities issued in exchange therefor or substitution thereof) shall bear a Private Placement Legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1)
REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE “SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(2)
AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE LATER OF (X) ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR

(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3)
AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.
(c)          To the extent required by the Depositary for particular series of Securities, each Global Security of such series shall bear legends in substantially the following forms:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE

EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.”
“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”
(d)          To the extent required by the Depositary, each Regulation S Temporary Global Security shall bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE HOLDER OF BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY SECURITY SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS SECURITY.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS SECURITY.”
Section 2.03          Denominations; Provisions for Payment.  The Securities shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, subject to Section 2.01(a)(xi) or, with respect to the Offered Securities, Section 2.17.  The Securities of a particular series shall bear interest payable on the dates and at the rate specified as provided in Section 2.01 with respect to that series or, with respect to the Offered Securities, in Section 2.17.  The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in Dollars except as otherwise specified pursuant to Section 2.01(a)(xii) or, with respect to the Offered Securities, Section 2.17, at the office or agency of the Issuers maintained for that purpose pursuant to Section 4.02.  Each Security shall be dated the date of its authentication.  Unless otherwise specified with respect to a series of Securities in accordance with the provisions of Section 2.01(a)(iv) or, with respect to the Offered Securities, in Section 2.17, interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.
The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment.  In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03.
Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of any Securities pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17, the term “regular record date” as used in this Section 2.03 with respect to a series of Securities shall mean a date 15 days immediately preceding any Interest Payment Date, whether or not such day is a Business Day.  Subject to the provisions of this Section 2.03, each Security of a series delivered under this Indenture upon registration of transfer or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.
Unless otherwise specified with respect to a series of Securities in accordance with the provisions of Section 2.01 or, with respect to the Offered Securities, in Section 2.17, any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (“Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date, and such Defaulted Interest shall be paid by the Issuers, at their election, as provided in clause (a) or clause (b) below.
(a)          The Issuers may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee funds in an amount equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such funds when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a).  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee promptly shall notify the Issuers of such special record date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than ten days prior to such special record date.  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities, or their respective Predecessor Securities, are registered on such special record date and shall not be payable pursuant to the following clause (b).
(b)          The Issuers may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange.
Section 2.04          Execution and Authentications.  The Securities shall be signed on behalf of the Issuers by any member of the Board of Directors of the Issuers or by their president, chief financial officer, vice president, secretary or treasurer.  Signatures may be in the form of a manual or facsimile signature.  In the case of Definitive Securities of any series, such signatures may be imprinted or otherwise reproduced on such Securities.  The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage.  Each Security shall be dated the date of its authentication by the Trustee.
A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee or by an Authenticating Agent.  Such signature shall be conclusive evidence, and the only evidence, that the Security so authenticated has been duly authenticated and delivered hereunder.  At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers, with the form of Guarantee, if applicable, thereon executed by any Guarantor thereof, if applicable, to the Trustee for authentication, together with a written order of the Issuers for the authentication and delivery of such Securities, signed by an Officer (an “Authentication Order”), and the Trustee in accordance with such written order shall authenticate and deliver such Securities.
Notwithstanding the provisions of Section 2.01 and the preceding paragraph, in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with an Authentication Order or such other procedures acceptable to the Trustee as may be specified by or pursuant to a supplemental indenture or the written order of the Issuers delivered to the Trustee prior to the time of the first authentication of Securities of such series.  With respect to Securities of a series subject to a Periodic Offering, the Trustee conclusively may rely and shall be fully protected in relying upon:

(a)          A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of each Issuer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;
(b)          an executed supplemental indenture, if any;
(c)          an Officer’s Certificate delivered in accordance with Section 17.06; and
(d)          an Opinion of Counsel which shall state:
(i)          that the form of such Securities has been established by a supplemental indenture, by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 or, with respect to the Offered Securities, by the terms of this Indenture, and in conformity with the provisions of this Indenture;
(ii)         that the terms of such Securities have been established in accordance with Section 2.01 or, with respect to the Offered Securities, Section 2.17, and in conformity with the other provisions of this Indenture; and
(iii)        that such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
The Trustee shall have the right to decline in writing to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Securityholders.
Section 2.05          Transfer and Exchange.
(a)          Registration of Transfer and Exchange.  The Issuers shall keep, or cause to be kept, at their office or agency designated for such purpose as provided in Section 4.02, a register or registers (the “Security Register”) in which, subject to such reasonable regulations as they may prescribe, the Issuers shall register the Securities and the transfers of Securities as provided in this Article II and which at all reasonable times shall be open for inspection by the Trustee.  The registrar for the purpose of registering Securities and the transfer of Securities as herein provided shall be appointed as authorized by Board Resolution (the “Security Registrar”).  If the Issuers

fail to appoint or maintain another entity as Security Registrar, the Trustee shall act as such.  Any of the Issuers or any of their Subsidiaries may act as Security Registrar.
To permit registrations of transfers and exchanges, the Issuers shall execute a new Security or Securities of the same series as the Security presented for a like aggregate principal amount and in authorized denominations, and any Guarantor thereof, if applicable, shall execute the form of Guarantee or Guarantees thereon, and the Trustee shall authenticate and deliver such Security or Securities upon receipt of an Authentication Order.  The Trustee shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers and any Guarantor thereof, if applicable, evidencing the same indebtedness as the Securities surrendered upon such registration of transfer or exchange.  Prior to such due presentment for the registration of a transfer of any Security, the Trustee, the Issuers, any paying agent and the Security Registrar may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, the Issuers, the paying agent or the Security Registrar shall be affected by notice to the contrary.
All certifications, Officer’s Certificates and Opinions of Counsel required to be submitted to the Trustee pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile or sent electronically in PDF format, to be followed by delivery of the original document to Trustee within three (3) Business Days of delivery by facsimile or PDF transmission.
(b)          Service Charge.  No service charge shall be payable by a holder of a beneficial interest in a Global Security or by a Holder of a Definitive Security for any exchange or registration of transfer of Securities, or for any issue of new Securities in case of partial redemption of any series.  The Issuers, however, may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.06, 3.03(b) and 11.04.
(c)          Transfer and Exchange of Global Securities.  A Global Security may not be transferred except as a whole by the Depositary for a series of the Securities to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or to another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for a series of the Securities or a nominee of such successor Depositary.  If at any time the Depositary for a series of the Securities notifies the Issuers that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such condition, the provisions of Section 2.11 shall no longer be applicable to the Securities of such series.  In addition, the Issuers may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of Section 2.11 shall no longer apply to the Securities of such series.  In either such event the Issuers will execute the Definitive Securities of such series, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series, and any Guarantor thereof, if applicable, will execute the form of Guarantees thereon, and subject to this Section 2.05 the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuers, if applicable, will authenticate and deliver such Definitive Securities in exchange for such Global Security.  Upon the exchange of the Global Security of such series for such Definitive Securities of such series, the Global Security shall be canceled by the Trustee.  Such Definitive Securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall in writing instruct the Trustee.  The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.
Except as provided in Sections 2.06 and 2.07, a Global Security may not be exchanged for another Security other than as provided in this Section 2.05(c); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.05(d) or (e).  The provisions of this Section 2.05(c) are subject to Section 2.11.
(d)          Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities of a series shall be effected through the Depositary, in accordance with the provisions of this Indenture, any Board Resolution and any one or more indentures supplemental hereto, and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities of a series shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)          Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series.  Subject to Section 2.05(e)(iv), no written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.05(d)(i).
(ii)          All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.05(d)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar, as applicable, either:

(1)          (A) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security of such series in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the relevant Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(2)          (A) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to cause to be issued a Definitive Security of such series in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (2)(A) above;
provided that in no event shall Definitive Securities of a series be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security of such series prior to (y) the expiration of the relevant Distribution Compliance Period and (z) the receipt by the Security Registrar of any certificates identified by the Issuers or their counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act.  Upon satisfaction of all the requirements for transfer and exchange of beneficial interests in Global Securities of a series contained in this Indenture, any Board Resolution, or one or more indentures supplemental hereto and the Securities of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Securities of such series pursuant to Section 2.05(h).
(iii)        Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security of a series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security of the same series if the transfer complies with the requirements of Section 2.05(d)(ii) and the Security Registrar receives a completed certificate in the form of Exhibit A.
(iv)        Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security of any series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series if the exchange or transfer complies with the requirements of Section 2.05(d)(ii) above and the Security Registrar receives a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private

Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Security of such series has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.  Beneficial interests in an Unrestricted Global Security of a series cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security of such series.
(e)          Transfer or Exchange of Beneficial Interests for Definitive Securities.
(i)          Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  If any holder of a beneficial interest in a Restricted Global Security of a series proposes to exchange such beneficial interest for a Restricted Definitive Security of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security of such series, then, upon receipt by the Security Registrar of a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and certificates and Opinions of Counsel, if applicable, the Trustee, upon receipt of written instructions accompanied by an Officer’s Certificate and an Opinion of Counsel, shall cause the aggregate principal amount of the applicable Restricted Global Security of such series to be reduced accordingly pursuant to Section 2.05(h), and the Issuers shall execute a Restricted Definitive Security of such series in the appropriate principal amount, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and, upon receipt of an Authentication Order pursuant to Section 2.04, the Trustee shall authenticate and deliver to the Person designated in the instructions such Restricted Definitive Security.  Any Restricted Definitive Security of such series issued in exchange for a beneficial interest in a Restricted Global Security of such series pursuant to this Section 2.05(e)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary for such series and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Securities of such series to the Persons in whose names such Securities are so registered.  Any Restricted Definitive Security of such series issued in exchange for a beneficial interest in a Restricted Global Security of such series pursuant to this Section 2.05(e)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)         Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  A holder of a beneficial interest in a Restricted Global Security of a series may exchange such beneficial interest for an Unrestricted Definitive Security of such series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series only if the Security Registrar receives a completed certificate from such holder in the form of

Exhibit A or Exhibit B, as applicable, and an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)        Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  If any holder of a beneficial interest in an Unrestricted Global Security of a series proposes to exchange such beneficial interest for an Unrestricted Definitive Security of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series, then, upon satisfaction of the conditions set forth in Section 2.05(d)(ii), the Trustee, upon receipt of written instructions accompanied by an Officer’s Certificate, shall cause the aggregate principal amount of the applicable Unrestricted Global Security of such series to be reduced accordingly pursuant to Section 2.05(h), and the Issuers shall execute an Unrestricted Definitive Security of such series in the appropriate principal amount, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate and deliver to the Person designated in the instructions such Unrestricted Definitive Security.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(e)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary for such series and the Participant or Indirect Participant.  The Trustee shall deliver such Unrestricted Definitive Securities to the Persons in whose names such Securities are so registered.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(e)(iii) shall not bear the Private Placement Legend.
(iv)        Transfer or Exchange of Regulation S Temporary Global Securities.  Notwithstanding the other provisions of this Section 2.05, a beneficial interest in the Regulation S Temporary Global Security of a series may not be (A) exchanged for a Definitive Security of such series prior to (y) the expiration of the Distribution Compliance Period with respect to such series, unless such exchange is effected by the Issuers, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S, and (z) the receipt by the Security Registrar of any certificates identified by the Issuers or its counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a U.S. person (as such term is defined in Regulation S) or for the account or benefit of a U.S. person, other than an initial purchaser of such Regulation S Temporary Global Security, or a Person who takes delivery thereof in the form of a Definitive Security of such series prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or 904.
(f)          Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i)          Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security of a series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series or to transfer such Restricted Definitive Securities of such series to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of such series, then, upon receipt by the Trustee of the following documentation:
(1)         if the Holder of such Restricted Definitive Security of such series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series, a completed certificate from such holder in the form of Exhibit B; or
(2)         if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, a completed certificate to that effect set forth in Exhibit A, the Trustee shall cancel the Restricted Definitive Security of such series, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security of such series and, in the case of clause (B) above, the 144A Global Security of such series or the Regulation S Global Security of such series, as applicable.
(ii)         Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Definitive Security of a series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Restricted Definitive Security of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series only if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable, and an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon receipt of evidence of the satisfaction of the conditions of any of the subparagraphs in this Section 2.05(f)(ii), the Trustee shall cancel the Restricted Definitive Securities of such series so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security of such series.
(iii)        Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security of a series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Definitive Securities of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series at any time.  Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause or be increased the aggregate principal amount of one of the Unrestricted Global Securities of such series.  If any such exchange or transfer from a Definitive Security of a series to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) of this Section 2.05(f) at a time when an Unrestricted Global Security of such series has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the principal amount of Definitive Securities of such series so transferred.
(g)          Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon written request by a Holder of Definitive Securities of a series and such Holder’s compliance with the provisions of this Section 2.05(g), the Trustee shall register the transfer or exchange of Definitive Securities of such series pursuant to the provisions of Section 2.05(a).  In addition to the requirements set forth in Section 2.05(a), the requesting Holder shall provide any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 2.05(g):
(i)          Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security of a series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security of such series if the Trustee receives a completed certificate in the form of Exhibit A, including the certifications, certificates and Opinions of Counsel required by item (3) thereof, if applicable.
(ii)         Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Security of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security of such series if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable, and an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)        Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities of a series may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series in accordance with Section 2.05(a).  Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities of such series pursuant to the instructions from the Holder thereof.
(h)          Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security of a series have been exchanged for Definitive Securities of such series or a particular Global Security of a series has been redeemed, repurchased or cancelled in whole and not in part, each such

Global Security of such series shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.08.  At any time prior to such cancellation, if any beneficial interest in a Global Security of such series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of such series or for Definitive Securities of such series, the principal amount of Securities of such series represented by such Global Security shall be reduced accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of such series, such other Global Security shall be increased accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)          No Exchange or Transfer.  The Issuers shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Securities of the same series and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption, or (iii) to register the transfer of or exchange a Security of any series between the applicable record date pursuant to Section 2.01(a)(v) or, with respect to the Offered Securities, Section 2.17, and the next succeeding Interest Payment Date.
(j)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.06          Temporary Securities.  Pending the preparation of definitive Securities of any series, the Issuers may execute temporary Securities (printed, lithographed or typewritten) of any authorized denomination, and any Guarantor thereof, if applicable, shall execute the Guarantees thereon, and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver such Securities.  Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuers.  Every temporary Security of any series shall be executed by the Issuers, and, if applicable, with the form of Guarantee thereon executed by the Guarantor thereof, and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series.  Without unnecessary delay the Issuers will execute, and if applicable, the Guarantor thereof will endorse, and will furnish definitive

Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor without charge to the holders, at the office or agency of the Issuers maintained pursuant to Section 4.02 for the purpose of exchanges of Securities of such series, and the Trustee, upon receipt of an Authentication Order, shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Issuers advise the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Issuers.  Until so exchanged, temporary Securities of any series shall in all respects be valid obligations under this Indenture.
Section 2.07          Mutilated, Destroyed, Lost or Stolen Securities.  In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Issuers, subject to the next succeeding sentence, shall execute a new Security of the same series, bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and upon the Issuers’ written request the Trustee, subject to the next succeeding sentence, upon receipt of an Authentication Order, shall authenticate and deliver such Security.  In every case the applicant for a substituted Security shall furnish to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof.  The Trustee, upon receipt of an Authentication Order, shall authenticate any such substituted Security and deliver the same.  Upon the issuance of any substituted Security, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the Trustee, connected therewith.  In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuers, instead of issuing a substitute Security, may pay or authorize the payment of the same, without surrender thereof except in the case of a mutilated Security, if the applicant for such payment shall furnish to the Issuers and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuers and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.
Every replacement Security issued pursuant to the provisions of this Section 2.07 shall constitute an additional contractual obligation of the Issuers whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone.  All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude, to the extent lawful, any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08          Cancellation.  All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, if surrendered to the Issuers or any paying agent, shall be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it in accordance with its applicable procedures, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture.  On written request of the Issuers at the time of such surrender, the Trustee shall deliver to the Issuers evidence of the cancellation of Securities by the Trustee.  If the Issuers shall otherwise acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
Section 2.09          Third-Party Beneficiaries.  Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision contained herein.
Section 2.10          Authenticating Agent.  So long as any of the Securities of any series remain Outstanding, there may be an Authenticating Agent for any or all such series of Securities which either the Trustee or the Issuers shall have the right to appoint.  The Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, including Securities issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be valid obligations for all purposes as if authenticated by the Trustee hereunder.  All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series.  Each Authenticating Agent shall be acceptable to the Issuers and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities.  If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.  Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Issuers.  The Trustee with the consent of the Issuers at any time may, and upon written request by the Issuers shall, terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuers.  Upon resignation, termination or cessation of eligibility of any Authenticating Agent, either the Trustee or the Issuers may appoint an eligible successor Authenticating Agent acceptable to the Issuers.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.11          Global Securities.
(a)           General.  If the Issuers shall establish pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17, that the Securities of a particular series are to be issued as a Global Security, then the Issuers shall execute one or more Global Securities that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered to the Trustee as custodian for the Depositary or otherwise delivered pursuant to the Depositary’s instructions, and any Guarantor thereof, if applicable, shall execute the Guarantee or Guarantees thereon, and the Trustee in accordance with Section 2.04 shall authenticate such Global Security or Global Securities.
(b)           Euroclear and Clearstream Procedures Applicable.  The provisions of “The Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream, respectively, in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Securities of such series that are held by Participants through Euroclear or Clearstream.
(c)           Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.12          CUSIP Numbers.  The Issuers in issuing the Securities of a series may use “CUSIP” numbers if then generally in use, and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers and information printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.13          Securities Denominated in Foreign Currencies.  Except as otherwise specified pursuant to Section 2.01 for Securities of any series or, with respect to the Offered Securities, Section 2.17, payment of the principal of, premium, if any, and interest on, Securities of such series denominated in any Foreign Currency will be made in such Foreign Currency.
In the event any Foreign Currency or Currencies in which any payment with respect to any series of Securities may be made ceases to be a freely convertible Currency on United States Currency markets, for any date thereafter on which payment of principal of, premium, if any, or interest on the Securities of a series is due, the Issuers shall select the Currency of payment for use on such date, all as provided in the Securities of such series, in a Board Resolution or in one or more indentures supplemental hereto.  In such event, the Issuers shall notify the Trustee of the Currency which it has selected to constitute the funds necessary to meet the Issuers’ obligations on such payment date and of the amount of such Currency to be paid.  Such amount shall be determined as provided in the Securities of such series, in a Board Resolution or in one or more indentures supplemental hereto.  The payment with respect to such payment date shall be deposited with the Trustee by the Issuers solely in the Currency so selected.
Section 2.14          Wire Transfers.  Notwithstanding any other provision to the contrary in this Indenture, the Issuers may make any payment required to be deposited with the Trustee or any paying agent on account of principal of, premium, if any, or interest on, the Securities by any method of wire transfer to an account designated in writing by the Trustee or such paying agent such that funds are available on or before the date such payment is to be made to the Holders of the Securities in accordance with the terms hereof.  If the Issuers are acting as their own paying agent with respect to Securities of any series that are represented by one or more Global Securities, the Issuers may make any such payment by wire transfer to an account designated in writing by the Depositary for such Securities.
Section 2.15          Designated Currency.  The Issuers may provide pursuant to Section 2.01 for Securities of any series or, with respect to the Offered Securities, Section 2.17, that:
(a)           the obligation, if any, of the Issuers to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or Dollars (the “Designated Currency”) as may be specified pursuant to Section 2.01(a)(xii) or, with respect to the Offered Securities, Section 2.17, is of the essence and agree that, to the fullest extent possible under applicable law, judgments in respect of Securities of such series shall be given in the Designated Currency;
(b)           the obligation of the Issuers to make payments in the Designated Currency of the principal of, premium, if any, and interest on such Securities shall be discharged, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), only to the extent of the amount in the Designated Currency that the Securityholder receiving such payment, in accordance with normal banking procedures, may purchase with the amount paid in such other Currency after any premium and cost of exchange on the business day in the country of issue of the Designated Currency or in the international banking community immediately following the day on which such Securityholder receives such payment, in each case, as certified by such Securityholder to the Trustee or paying agent on the date such Securityholder receives such payment;
(c)           if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Issuers shall pay such additional amounts as may be necessary to compensate for such shortfall; and
(d)           any obligation of the Issuers not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 2.16           Form of Guarantee.  The form of any Guarantee shall be set forth on the applicable series of Securities substantially as follows:
GUARANTEE
For value received, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees (i) to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders and (ii) all amounts owed to the Trustee under the Indenture, in each case in accordance with and subject to the terms and limitations of such Security and Article XVII of the Indenture.  This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.
Dated:
[GUARANTOR]

By:
Name:
Title:
Section 2.17          Terms of the Offered Securities.  The following terms relate to the Offered Securities:
(a)          The Offered Securities constitute a series of securities having the title “3.375% First-Priority Senior Secured Notes due 2027.”
(b)          The initial aggregate principal amount of Offered Securities that may be authenticated and delivered under this Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11 or 3.03) is $1,000,000,000.
(c)          The entire Outstanding principal of the Offered Securities shall be payable on August 31, 2027.
(d)          The rate at which the Offered Securities shall bear interest shall be 3.375% per year.  The date from which interest shall accrue on the Offered Securities shall be August 20, 2020, or the most recent Interest Payment Date to which interest has been paid or provided for.  The Interest Payment Dates for the Offered Securities shall be June 15 and December 15 of each year, beginning December 15, 2020.  Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the June 1 and December 1 prior to each Interest Payment Date (a “regular record date”).  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.
(e)          The Offered Securities shall be issuable in whole in the form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York.  The Offered Securities shall be substantially in the form attached hereto as Exhibit C, the terms of which are herein incorporated by reference.  The Securities shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.
(f)          (1)          The Offered Securities will be subject to redemption at the Issuers’ option on any date (a “Redemption Date”) prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof).  Prior to August 31, 2026 (the “Par Call Date”), the Offered Securities will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the aggregate principal amount of the Securities to be redeemed and the remaining scheduled payments of interest thereon due on any date after the Redemption Date to and including the Par Call Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date), in each case, discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, thereon to the Redemption Date. On or after the Par Call Date, the Securities will be redeemable at a redemption price equal to 100% of the aggregate principal amount of any Notes being redeemed, plus accrued and unpaid interest, if any, thereon to the Redemption Date.
(2)          As used herein in respect of the Offered Securities:
“Adjusted Redemption Treasury Rate,” with respect to any Redemption Date, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such Redemption Date.
“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg LP (or any successor service) on screens PXI through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the period from such date of redemption to the Par Call Date.

“Comparable Redemption Treasury Price,” with respect to any Redemption Date, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.
“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Issuers.
“Redemption Reference Treasury Dealer” means four primary U.S. Government securities dealers in the United States selected by the Issuers.
“Redemption Reference Treasury Dealer Quotations,” with respect to each Redemption Reference Treasury Dealer and any Redemption Date, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such Redemption Date.
(g)          Except as provided herein, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise.  The Offered Securities will not have the benefit of any sinking fund.
(h)          Except as provided herein, the Holders of the Offered Securities shall have no special rights in addition to those provided elsewhere in this Indenture upon the occurrence of any particular events.
(i)          The Offered Securities will be general unsubordinated obligations of the Issuers and will be ranked equally among themselves.
(j)          The Offered Securities are not convertible into shares of common stock or other securities of the Issuers.
ARTICLE III

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS
Section 3.01          Redemption.  The Issuers may redeem the Securities of any series issued hereunder on or after the dates and in accordance with the terms established for such series pursuant to Section 2.01, or, with respect to the Offered Securities, Section 2.17.

Section 3.02          Notice of Redemption.
(a)          If the Issuers desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series, the Issuers shall, or shall instruct the Trustee in writing to, give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 90 days before the date fixed for redemption of that series to the Trustee and such holders at their last addresses as they shall appear upon the Security Register, unless a shorter period is specified in the Securities to be redeemed.  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice.  In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officer’s Certificate evidencing compliance with any such restriction.
Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed and the CUSIP numbers of such series, and shall state that: (i) payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Issuers maintained for such purpose, or, if none, at the Corporate Trust Office of the Trustee, upon presentation and surrender of such Securities; (ii) interest accrued to the date fixed for redemption will be paid as specified in said notice; (iii) from and after said date interest will cease to accrue; and (iv) the redemption is for a sinking fund, if such is the case.  If less than all the Securities of a series are to be redeemed, the notice to the holders of Securities of that series to be redeemed in whole or in part shall specify the particular Securities to be so redeemed.  In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.
(b)          The Issuers shall give the Trustee at least 30 days’ written notice, unless a shorter period shall be satisfactory to the Trustee, in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed.  If less than all the Securities are to be redeemed, the Trustee thereupon shall select from Securities of such series Outstanding not previously called for redemption, in accordance with a method that complies with applicable legal requirements, the rules and procedures of DTC, if applicable, and the requirements, if any, of the Depositary and of any stock exchange on which Securities are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot, and that may provide for the selection of a portion or portions equal to $1,000 or any integral multiple thereof of the principal amount of such Securities of such series of a denomination larger than $1,000, the Securities of such series to be redeemed.  The Trustee promptly shall notify the

Issuers in writing of the numbers of the Securities of such series to be redeemed, in whole or in part.
The Issuers, if and whenever they shall so elect, by delivery of an Officer’s Certificate, may instruct the Trustee or any paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section 3.02, such notice to be in the name of and at the expense of the Issuers or their own name, as the Trustee or such paying agent may deem advisable.  In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Issuers shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section 3.02.
Section 3.03          Payment Upon Redemption.
(a)          If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, in each case as established pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17.  Interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Issuers shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof.  On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, such Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17).
(b)          Upon presentation of any Security of such series that is to be redeemed in part only, the Issuers shall execute a new Security of the same series and tenor of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and the Trustee, upon receipt of an Authentication Order, shall authenticate, and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Issuers, such new Security; except that if a Global Security is so surrendered, the Issuers shall execute a new Global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and, upon receipt of an Officer’s Certificate requesting authentication and delivery, the Trustee, upon receipt of an Authentication

Order, shall authenticate and deliver to the Depositary for such Global Security, without service charge, such new Global Security.
Section 3.04          Sinking Fund.  The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.01 for Securities of such series or, with respect to the Offered Securities, Section 2.17.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is referred to as an “optional sinking fund payment.”  If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
Section 3.05          Satisfaction of Sinking Fund Payments with Securities.  The Issuers (i) may deliver Outstanding Securities of a series other than any Securities previously called for redemption and (ii) may apply as a credit Securities of a series that have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities, provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
Section 3.06          Redemption of Securities for Sinking Fund.  Not less than 30 days prior to each sinking fund payment date for any series of Securities, the Issuers will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by payment of cash in the Currency in which the Securities of such series are denominated (except as provided pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17), the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.05 and the basis for such credit.  Together with such Officer’s Certificate, the Issuers will deliver to the Trustee any Securities to be so delivered.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.02.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

ARTICLE IV

CERTAIN COVENANTS
The following covenants shall apply to the Securities, except with respect to any series of Securities for which the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or the form of Security for such series expressly provides that any such covenant shall not apply to such series of Securities:
Section 4.01          Payment of Principal, Premium and Interest.  The Issuers will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Securities of a series at the time and place and in the manner provided herein and established with respect to such Securities.
Section 4.02          Maintenance of Office or Agency.  So long as any series of the Securities remain Outstanding, the Issuers will maintain for such series an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities of such series and this Indenture may be given or served.  Such designation will continue with respect to each office or agency until the Issuers, by written notice signed by any Officer and delivered to the Trustee, shall designate some other office or agency for such purposes or any of them.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all presentations, surrenders, notices and demands.  Unless otherwise specified in accordance with Section 2.01 with respect to a series of Securities or, with respect to the Offered Securities, Section 2.17, the Issuers initially designate the Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services, acting as the Issuers’ agent, as the office to be maintained by it for each such purpose.
Section 4.03          Paying Agents.
(a)          The Issuers, upon written notice to the Trustee accompanied by an Officer’s Certificate, may appoint one or more paying agents, other than the Trustee, for all or any series of the Securities. If the Issuers fail to appoint or maintain another entity as paying agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries, upon notice to the Trustee, may act as paying agent.
(b)          The Issuers shall require each paying agent, other than the Issuers and the Trustee, to agree in writing with the Issuers, and the Issuers shall deliver a copy of such agreement to the Trustee, that the paying agent will hold in trust for the benefit of Securityholders or the Trustee all funds held by the paying agent for the payment of principal, premium, if any, or interest on the Securities, and will promptly notify the Trustee in writing of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a paying agent to pay all funds held by it to the Trustee.  The Issuers at any time may require a paying agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the paying agent, if other than the Issuers, shall have no further liability for the funds.  If the Issuers act as paying agent, they shall segregate and hold in a separate trust fund for the benefit of the Securityholders all funds held by them as paying agent.
(c)          Notwithstanding anything in this Section 4.03 to the contrary, (i) the agreement to hold funds in trust as provided in this Section 4.03 is subject to the provisions of Section 15.06, and (ii) the Issuers at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, may pay, or direct any paying agent to pay, to the Trustee all funds held in trust by the Issuers or such paying agent, such funds to be held by the Trustee upon the same terms and conditions as those upon which such funds were held by the Issuers or such paying agent.  Upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such funds.
Section 4.04          Statement by Officers as to Default.  So long as any of the Securities remain outstanding, the Issuers will furnish to the Trustee on or before March 31 in each year a certificate, which need not comply with Section 17.06, executed by the principal executive, financial or accounting officer of each Issuer as to his or her knowledge of such Issuer’s compliance with all covenants and agreements under this Indenture required to be complied with by the Issuers and the Guarantor, if applicable (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).  Such certificate need not include a reference to any noncompliance that has been fully cured prior to the date as of which such certificate speaks.
The Issuers shall provide written notice to the Trustee within 30 days of the occurrence of any Event of Default under Section 9.01.
Section 4.05          Appointment to Fill Vacancy in Office of Trustee.  The Issuers, whenever necessary to avoid or to fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.10, a Trustee, so that there shall be at all times a Trustee hereunder.
ARTICLE V

ADDITIONAL COVENANTS
The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in this Indenture):
Section 5.01          Limitation on Liens.  The Issuers will not, and will not permit any Principal Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Principal Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Issuers shall so determine, any other Indebtedness of the Issuers ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) are equally and ratably secured by a lien ranking ratably with or equal to (or at the Issuers’ option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:
(a)          liens existing on the date the Offered Securities are first issued;
(b)          liens securing the Notes Obligations in respect of the Offered Securities;
(c)          liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Principal Subsidiary, unless created in contemplation of such Person becoming a Principal Subsidiary;
(d)          liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by an Issuer or a Principal Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by an Issuer or any Principal Subsidiary;
(e)          liens on any Principal Property existing at the time of acquisition thereof by an Issuer or any Principal Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by an Issuer or any Principal Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by an Issuer or a Principal Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by an Issuer or a Principal Subsidiary, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;
(f)          liens securing Indebtedness owing by any Principal Subsidiary to an Issuer or a Subsidiary thereof;

(g)          liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;
(h)          pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which an Issuer or any Principal Subsidiary is a party, or to secure the public or statutory obligations of an Issuer or any Principal Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which an Issuer or any Principal Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;
(i)          liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against an Issuer or any Principal Subsidiary with respect to which an Issuer or such Principal Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by an Issuer or any Principal Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which an Issuer or such Principal Subsidiary is a party;
(j)          liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of such Issuer or any Principal Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of an Issuer, do not materially impair the use of such assets in the operation of the business of an Issuer or such Principal Subsidiary or the value of such Principal Property for the purposes of such business;
(k)          liens to secure an Issuer’s or any Principal Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(l)          liens not permitted by the foregoing clauses (a) to (k), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of an Issuer and its Principal Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing clauses (a) through (k), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by Section 5.02(a) do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and
(m)          any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (l) inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (l) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.
Section 5.02          Limitation on Sale and Lease-Back Transactions.  The Issuers will not, and will not permit any Principal Subsidiary to, enter into any Sale and Lease-Back Transaction unless:
(a)          such Issuer or Principal Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Offered Securities pursuant to Section 5.01 above; or
(b)          the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by the Board of Directors of the applicable Issuer, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Offered Securities, or of Funded Indebtedness of an Issuer or a consolidated Subsidiary ranking on a parity with or senior to the Offered Securities; provided, that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Offered Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by an Issuer within such 180-day period, excluding retirements of Offered Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Section 5.03          Change of Control Triggering Event.
(a)          If a Change of Control Triggering Event occurs, unless the Issuers have exercised their option to redeem the Offered Securities, the Issuers shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Offered Securities to repurchase, at the Holder’s election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Offered Securities on the terms set forth herein. In a Change of Control Offer, the Issuers shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Offered Securities repurchased, plus accrued and unpaid interest, if any, on the Offered Securities repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuers’ option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to the Trustee and to the Holders of the Offered Securities describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Offered Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
(b)          In order to accept the Change of Control Offer, the Holder must deliver (or otherwise comply with alternative instructions in accordance with the procedures of the Depositary) to the paying agent, at least five Business Days prior to the Change of Control Payment Date, its Offered Security together with the form entitled “Election Form” (which form is contained in the form of note attached hereto as Exhibit C) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company in the United States setting forth:
(i)          the name of the Holder of such Offered Security;
(ii)          the principal amount of such Offered Security;
(iii)          the principal amount of such Offered Security to be repurchased;
(iv)          the certificate number or a description of the tenor and terms of such Offered Security;
(v)          a statement that the Holder is accepting the Change of Control Offer; and
(vi)          a guarantee that such Offered Security, together with the form entitled “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date.

(c)          Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of an Offered Security, but in that event the principal amount of such Offered Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
(d)          On the Change of Control Payment Date, the Issuers shall, to the extent lawful:
(i)          accept for payment all Offered Securities or portions of such Offered Securities properly tendered pursuant to the Change of Control Offer;
(ii)          deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Offered Securities or portions of Offered Securities properly tendered; and
(iii)          deliver or cause to be delivered to the Trustee the Offered Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Offered Securities or portions of Offered Securities being repurchased.
(e)          The Issuers shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuers and the third party purchases all Offered Securities properly tendered and not withdrawn under its offer. In addition, the Issuers shall not repurchase any Offered Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under this Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
(f)          The Issuers shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with this Section 5.03, the Issuers shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.03 by virtue of any compliance with such laws or regulations.
ARTICLE VI

GUARANTEES
Section 6.01          Guarantee.  Unless otherwise specified in the terms of a Guarantee of a series of Securities under this Indenture, each person named as a Guarantor of a series of Securities under this Indenture, by being named as a Guarantor of such series of Securities, fully and unconditionally guarantees (i) (A) to each Holder of each Security that is authenticated and delivered by the Trustee and (B) to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise and (ii) to the Trustee on its behalf all amounts owed to the Trustee under this Indenture, in each case in accordance with the terms of such Security and of this Indenture.  In case of the failure of the Issuers punctually to make any such payment, each such Guarantor agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuers.
Each Guarantor, by being named as a Guarantor of any series of Securities under this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Issuers or any such Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.  Each such Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Issuers or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Guarantee.  Each such Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders of the applicable series of Securities are prevented by applicable law from exercising their respective rights to accelerate the maturity of such Securities, to collect interest on such Securities, or to enforce or exercise any other right or remedy with respect to such Securities, such Guarantor agrees to the Trustee for the account of such Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of such Holders.
Any such Guarantor shall be subrogated to all rights of the holders of the Securities against the Issuers in respect of any amounts paid by such Guarantor on account of such Security pursuant to the provisions of its Guarantee or this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities of such series issued hereunder shall have been paid in full.
Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation or reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of such Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of such Securities, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Any term or provision of a Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent such Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Section 6.02          Execution and Delivery of Guarantees.  Unless otherwise specified in the terms of a Guarantee of a series of Securities under this Indenture, each Guarantee shall include the terms of the Guarantee set forth in Section 6.01 and shall be substantially in the form established pursuant to Section 2.16.  Each Guarantor of any such series hereby agrees to execute its Guarantee, in a form established pursuant to Section 2.16, on each Security authenticated and delivered by the Trustee.
Each such Guarantee shall be executed on behalf of each such Guarantor by any one of its chairman of the Board of Directors, president, vice presidents or other person duly authorized by the Board of Directors of such Guarantor.  The signature of any or all of these persons on a Guarantee may be manual or facsimile.
A Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of such Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of any Security or did not hold such offices at the date of such Guarantee.
The delivery of any Security by the Trustee, after the authentication thereof, shall constitute due delivery of the Guarantee on behalf of a Guarantor and shall bind such Guarantor notwithstanding the fact that the Guarantee does not bear the signature of such Guarantor.  Every Guarantor agrees that its Guarantee set forth in Section 6.01 and in the form of Guarantee established pursuant to Section 2.16 shall remain in full force and effect notwithstanding any failure to execute a Guarantee on any such Security.
Section 6.03          Release of Guarantee.  Notwithstanding anything in this Article VI to the contrary, concurrently with the payment in full of the principal of, premium, if any, and interest on Securities of a series, every Guarantor shall be released from and relieved of its obligations under this Article VI with respect to the Securities of such series.  Upon the delivery by the Issuers to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Issuers in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of each Guarantor from its obligations under this Guarantee.  If any of the obligations to pay the principal of, premium, if any, and interest on such Securities and all other obligations of the Issuers are revived and reinstated after the termination of this Guarantee, then all of the obligations of each Guarantor under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the principal of, premium, if any, and interest on such Securities are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
Section 6.04          Guaranty of Guaranteed Obligations.  Each Notes Guarantor guarantees to the Trustee, jointly and severally with the other Notes Guarantors, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Notes Obligations (such guarantee obligations of the Notes Guarantors, the “Guaranteed Obligations”) for the benefit of the Secured Parties.  Each Notes Guarantor further agrees that the Notes Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.  Each Notes Guarantor waives presentment to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 6.05          Guaranty of Payment.  Each Notes Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Trustee or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Trustee or any other Secured Party in favor of the Issuers or any other Person.
Section 6.06          No Limitations.  Except for termination or release of a Notes Guarantor’s obligations hereunder as expressly provided for in Section 6.11 and Article VII, the obligations of each Notes Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Notes Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by: (i) the failure of the Trustee or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of this Indenture or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Indenture or any other agreement, including with respect to any other Notes Guarantor under this Offered Securities Guarantee; (iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Trustee or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Notes Guarantor or otherwise operate as a discharge of any Notes Guarantor as a matter of law or equity (other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations); (vi) any illegality, lack of validity or enforceability of any Guaranteed Obligation; (vii) any change in the corporate existence, structure or ownership of the Issuers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuers or its assets or any resulting release or discharge of any Guaranteed Obligation (other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations); (viii) the existence of any claim, set-off or other rights that such Notes Guarantor may have at any time against the Issuers, the Trustee, or any other corporation or Person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and (ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense to, or a legal or equitable discharge of, the Issuers or any other guarantor or surety (other than defense of payment or performance).  Each Notes Guarantor expressly authorizes the Secured Parties (or the Trustee on behalf of the Secured Parties) to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Notes Guarantor hereunder.  To the fullest extent permitted by applicable law, each Notes Guarantor waives any defense based on or arising out of any defense of any other Notes Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Notes Guarantor, other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations.  The Trustee and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Issuers or exercise any other right or remedy available to them against the Issuers, without affecting or impairing in any way the liability of any Notes Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash in immediately available funds.  To the fullest extent permitted by applicable law, each Notes Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Notes Guarantor against any other Notes Guarantor, as the case may be, or any security.

Section 6.07          Reinstatement.  Notwithstanding the provisions of Section 6.11, each Notes Guarantor agrees that its Offered Securities Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuers, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuers or any substantial part of its property, or otherwise, all as though such payment had not been made.
Section 6.08          Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Trustee or any other Secured Party has at law or in equity against any Notes Guarantor by virtue hereof, upon the failure of the Issuers to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Notes Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Trustee for distribution to the applicable Secured Party in cash in immediately available funds the amount of such unpaid Guaranteed Obligation.  Upon payment by any Notes Guarantor of any sums to the First Lien Collateral Agent as provided above, all rights of such Notes Guarantor against the Issuers arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 10.06.
Section 6.09          Information.  Each Notes Guarantor assumes all responsibility for being and keeping itself informed of the Issuers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Notes Guarantor assumes and incurs hereunder, and agrees that neither the Trustee nor any other Secured Party will have any duty to advise such Notes Guarantor of information known to it or any of them regarding such circumstances or risks.
Section 6.10          Maximum Liability.  Each Notes Guarantor, and by its acceptance of each Offered Securities Guarantee, the Trustee and each Secured Party hereby confirms that it is the intention of all such Persons that its Offered Securities Guarantee and its Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Offered Securities Guarantee and the Guaranteed Obligations of each Notes Guarantor hereunder.  To effectuate the foregoing intention, the First Lien Collateral Agent, the Secured Parties and the Notes Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Notes Guarantor under this Offered Securities Guarantee at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Notes Guarantor under this Offered Securities Guarantee not constituting a fraudulent transfer or conveyance.

Section 6.11          Termination and Release. An Offered Securities Guarantee as to any Notes Guarantor shall terminate and be of no further force or effect and such Notes Guarantor shall be automatically released from all obligations under this Article VI upon:
(i)            the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation, Delaware LLC Division, dividend, distribution or otherwise) of the Capital Stock (including any sale, disposition, exchange or other transfer following which the applicable Notes Guarantor is no longer a Restricted Subsidiary), of the applicable Notes Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;
(ii)           the designation of such Notes Guarantor as an Unrestricted Subsidiary or such Notes Guarantor becoming an Excluded Subsidiary;
(iii)          the release or discharge of the guarantee by such Notes Guarantor of the Indebtedness or guarantee of the First Lien Credit Agreement or any other Indebtedness which resulted in the obligation to guarantee the Offered Securities;
(iv)          the Issuers’ exercise of their legal defeasance option or covenant defeasance option with respect to the Offered Securities pursuant to this Indenture or the Issuers’ discharge of their obligations with respect to the Offered Securities pursuant to this Indenture; and
(v)           such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of the First Priority Lien Obligations or other exercise of remedies in respect thereof.
In connection with any termination or release pursuant to this Section 6.11, the Trustee shall execute and deliver to the Issuers all documents that the Issuers shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.11 shall be made without recourse to or warranty by the Trustee.  The Issuers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Trustee in connection with the execution and delivery of such documents.
Section 6.12          Additional Notes Guarantors.  After the Issue Date, the Issuers will cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary) that incurs or guarantees Indebtedness of an Issuer or any of the Notes Guarantors, including Indebtedness under the First Lien Credit Agreement, the ADT Notes, the First-Priority Notes or any other First Priority Lien Obligations, to execute and deliver to the Trustee (i) a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which such Wholly Owned Restricted Subsidiary will guarantee payment of the Offered Securities on a senior secured basis and (ii) joinders to or new Security Documents and take all actions required by the Security Documents to perfect the Liens created thereunder.

ARTICLE VII

COLLATERAL
Section 7.01          Security Documents.The payment of the principal of and interest and premium, if any, on the Offered Securities when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the Offered Securities or by the Notes Guarantors pursuant to the Offered Securities Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuers and the Notes Guarantors under the Offered Securities, the Offered Securities Guarantees and the Security Documents shall be secured as provided in the Security Documents, subject to the Intercreditor Agreements.  The Issuers and each Notes Guarantor shall make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are required by the Security Documents to maintain (at the sole cost and expense of the Issuers and the Notes Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest.
Section 7.02          First Lien Collateral Agent.
(a)          The First Lien Collateral Agent shall have all the rights and protections provided in the Security Documents and the First Lien Credit Agreement.
(b)          Subject to the provisions of Section 10.01, neither the Trustee nor the First Lien Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the obtaining or maintaining of insurance on any Collateral, for the creation, perfection, priority, sufficiency or protection of any First Priority Lien, or for any defect or deficiency as to any such matters.  Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the First Lien Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the First Lien Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee and the First Lien Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the First Lien Collateral Agent in good faith.

(c)          Subject to the Security Documents and the Intercreditor Agreements, (i) the Trustee shall direct the First Lien Collateral Agent and (ii) except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents, in each case, subject to the Intercreditor Agreements, the Holders acknowledge that the First Lien Collateral Agent will not be obligated:
(i)            to act upon directions purported to be delivered to it by any other Person;
(ii)           to foreclose upon or otherwise enforce any First Priority Lien; or
(iii)          to take any other action whatsoever with regard to any or all of the First Priority Liens, Security Documents or Collateral.
(d)          The Holders agree that the First Lien Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the First Lien Collateral Agent by the Security Documents and the First Lien Credit Agreement.  Furthermore, each Holder consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the First Lien Collateral Agent to enter into and perform the Intercreditor Agreements and Security Documents in each of its capacities thereunder.
(e)          If the Issuers (i) incur First Priority Lien Obligations at any time when the First Lien Intercreditor Agreement is not in effect or at any time when indebtedness constituting First Priority Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired and (ii) direct the Trustee to deliver to the First Lien Collateral Agent an Officer’s Certificate so stating and requesting the First Lien Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so incurred, the Holders acknowledge that the First Lien Collateral Agent is hereby authorized and directed to enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
Section 7.03          Actions to Be Taken.
(a)          The Trustee is authorized and directed to execute and deliver on the Issue Date, and authorized and empowered to bind the Holders of the Offered Securities under, the following documents to which it is a party and, subject to the Intercreditor Agreements, to perform its obligations and exercise its rights and powers thereunder:
(i)            the Other First Lien Secured Party Consent;
(ii)           the Notice of Designation of Other First Lien Obligations; and

(iii)          the Consent and Acknowledgment.
(b)          Subject to the Intercreditor Agreements, the Trustee is authorized and empowered to receive for the benefit of the Holders any funds collected or distributed under the Security Documents to which the Trustee is a party and to make further distributions of such funds to the Holders according to Section 9.03.
(c)          Subject to the provisions of Section 10.01 and Section 10.02, the Intercreditor Agreements and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the First Lien Collateral Agent to take all actions it deems necessary or appropriate in order to:
(i)            foreclose upon or otherwise enforce any or all of the First Priority Liens;
(ii)           enforce any of the terms of the Security Documents to which the First Lien Collateral Agent or Trustee is a party; or
(iii)          collect and receive payment of any and all Notes Obligations.
Subject to the Intercreditor Agreements, the Trustee is authorized and empowered to institute and maintain, or direct the First Lien Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the First Priority Liens or the Security Documents to which the First Lien Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the First Lien Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or First Lien Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the First Lien Collateral Agent.
Section 7.04          Release of Collateral.
(a)          Collateral may be released from the lien and security interest created by the Security Documents to secure the Notes Obligations at any time or from time to time in accordance with the provisions of the First Lien Intercreditor Agreement or as provided hereby or in the Security Documents. The applicable assets included in the Collateral shall be automatically released from the liens securing the Offered Securities under any one or more of the following circumstances:
(i)            in respect of the property and assets of a Notes Guarantor, upon the consummation of any transaction permitted by this Indenture as a result of which such Notes Guarantor ceases to be a Subsidiary of the Issuers or otherwise ceases to be a Pledgor under the Security Documents, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Guarantor;
(ii)           to enable the Issuers or any Notes Guarantor to consummate the disposition of such property or assets to a Person that is not an Issuer or a Notes Guarantor to the extent not prohibited under this Indenture;
(iii)          in respect of the property and assets of a Notes Guarantor, upon the designation of such Notes Guarantor to be an Unrestricted Subsidiary or an Excluded Subsidiary;
(iv)          in respect of the property or assets of an Issuer, upon the release or discharge of such Issuer’s Notes Obligations in accordance with this Indenture;
(v)           in respect of the property and assets of a Notes Guarantor, upon the release or discharge of the Offered Securities Guarantee of such Notes Guarantor in accordance with this Indenture;
(vi)          in respect of any property and assets that are or become Excluded Securities or Excluded Property (each as defined in the First Lien Credit Agreement as in effect on the Issue Date) pursuant to a transaction not prohibited under this Indenture;
(vii)         in respect of the property and assets of a Notes Guarantor, upon the release or discharge of the pledge granted by such Notes Guarantor to secure the First Lien Credit Agreement Obligations or any other Indebtedness the guarantee in respect of which resulted in the obligation to become a Notes Guarantor with respect to the Offered Securities; and
(viii)        upon any sale or other transfer by the Issuers or any Notes Guarantor of any Collateral that is permitted under this Indenture to any Person that is not an Issuer or a Notes Guarantor (including in connection with a condemnation or casualty event), or upon the effectiveness of any written consent to the release of the security interest granted by the Security Documents in any Collateral pursuant to this Indenture.
In addition, the security interests granted pursuant to the Security Documents securing the Notes Obligations with respect to the Offered Securities shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors as of the date upon which (i) all Notes Obligations and this Indenture (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds or (ii) a legal defeasance or covenant defeasance or discharge under Article XV of this Indenture has occurred.
(b)          Notwithstanding anything herein to the contrary, at any time when an Event of Default has occurred and is continuing and the maturity of the Offered

Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the First Lien Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders of the Offered Securities, except as otherwise provided in the First Lien Intercreditor Agreement.
(c)          To the extent necessary and for so long as required for any Subsidiary of the Issuers not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the Commission (or any other governmental agency), the Capital Stock of such Subsidiary of the Issuers shall not be included in the Collateral with respect to the Offered Securities so affected and shall not be subject to the liens securing the Offered Securities and the Notes Obligations in accordance with and only to the extent provided in the Security Documents.
Section 7.05          Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article VII upon the Issuers or the Notes Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or any Notes Guarantor or of any officer or officers thereof required by the provisions of this Article VII; and if the Trustee or the First Lien Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the First Lien Collateral Agent, as the case may be.
Section 7.06          Release upon Termination of the Issuers’ Obligations. In the event that (i) the Issuers deliver to the Trustee, in form and substance acceptable to it, an Officer’s Certificate and Opinion of Counsel certifying that all the Obligations under the Offered Securities have been satisfied and discharged by the payment in full of the Issuers’ obligations under the Offered Securities, and all such Obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance occurs under Article XV of this Indenture with respect to the Offered Securities, the Trustee shall deliver to the Issuers and the First Lien Collateral Agent a notice stating that the Trustee, on behalf of the Holders of the Offered Securities, disclaims and gives up any and all rights it has in or to the Collateral with respect the Offered Securities, and any rights it has under the Offered Securities, and upon receipt by the First Lien Collateral Agent of such notice, the First Lien Collateral Agent shall be deemed not to hold a lien in the Collateral with respect to the Offered Securities on behalf of the Trustee and shall (or shall direct the First Lien Collateral Agent to) do or cause to be done all acts reasonably necessary to release such lien, with respect to the Offered Securities, as soon as is reasonably practicable.
Section 7.07          General Authority of the First Lien Collateral Agent.
(a)          By acceptance of the benefits of this Indenture and the Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the First Lien Collateral Agent as its agent under the Security Documents, (ii) to confirm that the First Lien Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provision of any Security Document against any Pledgor, the exercise of remedies thereunder and the giving or withholding of any consent or approval thereunder relating to any Collateral or any Pledgor’s obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of any Security Document against any Pledgor, to exercise any remedy thereunder or to give any consents or approvals thereunder except as expressly provided in this Indenture or any Security Document and (iv) to agree to be bound by the terms of this Indenture and the Security Documents and the Intercreditor Agreements.
(b)          As between the First Lien Collateral Agent and the Pledgors, the First Lien Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
Section 7.08          Further Assurances.  Upon the acquisition by the Issuers or any Notes Guarantor of any First Priority After-Acquired Property, the Issuers or such Notes Guarantor shall execute and deliver such mortgages, deeds of trust, deeds to secure debt, security instruments, financing statements and certificates or such other documentation substantially similar to the documentation delivered to secure the First Lien Credit Agreement Obligations, if any, as shall be reasonably necessary to vest in the First Lien Collateral Agent, for the benefit of the Holders of the Offered Securities, a perfected security interest or lien in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described in the Security Documents and Article V hereof) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect.
ARTICLE VIII

SECURITYHOLDERS’ LISTS AND REPORTS BY THE ISSUERS AND THE TRUSTEE
Section 8.01          Issuers to Furnish Trustee Names and Addresses of Securityholders.  The Issuers will furnish or cause to be furnished to the Trustee (a) semi-annually at least seven Business Days before each Interest Payment Date for a series of Securities (and in all events at intervals of not more than six months) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such date, provided that the Issuers shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Issuers and (b) at such other times as the Trustee may require in writing within 30 days after the receipt by the

Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.
Section 8.02          Preservation of Information; Communications with Securityholders.
(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 8.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).
(b)           Securityholders may communicate with other Securityholders with respect to their rights under this Indenture or under the Securities.  Each Securityholder, by receiving and holding a Security, agrees with the Issuers, any Guarantor thereof, if applicable, and the Trustee that none of the Issuers, any Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 8.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 8.02(b).
Section 8.03          [Reserved].
Section 8.04          Reports by the Issuers.
(a)           So long as any Securities are outstanding, the Issuers shall provide to the Trustee and, upon request, to beneficial owners of such Securities a copy of all of the information and reports referred to below:
(i)          within 15 days after the time period specified in the Commission’s rules and regulations for non-accelerated filers, annual reports of the Reporting Entity for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the Commission;
(ii)          within 15 days after the time period specified in the Commission’s rules and regulations for non-accelerated filers, quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the Commission; and
(iii)          within 15 days after the time period specified in the Commission’s rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a Current Report on Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1, 2 and 4, Items 5.01, 5.02(a)–(d) (other than compensation information), 5.03(b) and Item 9.01 (only to the extent relating to any of the foregoing) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act; provided, however, that no such current reports shall be required to be furnished if the Issuers or any direct or indirect parent of the Issuers determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations, financial position or prospects of the Issuers and their Affiliates, taken as a whole.
If at any time the Company or any direct or indirect parent of the Company has made a good faith determination to file a registration statement with the Commission with respect to a public offering of such Person’s Capital Stock, the Company shall not be required to disclose any information or take any actions that, in the good faith view of the Company, would violate the securities laws or the Commission’s “gun jumping” rules or otherwise have an adverse effect on such public offering.
Notwithstanding the foregoing, (a) the Issuers (and the applicable Reporting Entity) shall not be required to furnish any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, or (ii) Item 10(e) of Regulation S-K promulgated by the Commission with respect to any non-generally accepted accounting principles financial measures contained therein, (b) such reports will not be required to contain financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any such successor or comparable forms) or related rules under Regulation S-K and (c) such reports shall be subject to exceptions and exclusions consistent with the presentation of financial and other information in the offering memorandum for the Offered Securities (including the documents incorporated by reference therein) or otherwise consistent with this Indenture and shall not be required to present compensation or beneficial ownership information.
The financial statements, information and other documents required to be provided as described above, may be those of (i) the Company or (ii) any direct or indirect parent of the Company (any such entity described in clause (i) or (ii), a “Reporting Entity”), so long as, in the case of (ii), either (a) such direct or indirect parent of the Company will not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of the Company or (b) such direct or indirect parent of the Company is or becomes a guarantor of the Securities; provided, that, if the financial information so furnished relates to such direct or indirect parent of the Company pursuant to (ii)(a) above, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuers and the guarantors of the Securities on a standalone but consolidated basis, on the other hand.

In addition to providing such information to the Trustee, the Issuers will make available to the Holders, prospective investors and securities analysts the information required to be provided pursuant to clauses (i), (ii) or (iii) of this Section 6.04, by posting such information to the website of the Issuers (or the website of any direct or indirect parent of the Issuers) or on IntraLinks or any comparable online data system or website.
(b)          The Issuers or any direct or indirect parent of the Issuers, including for the avoidance of doubt the Reporting Entity, will also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the operative date of this Indenture, for all holders and securities analysts to discuss such financial information no later than ten Business Days after the distribution of such information required by clauses (a)(i) and (a)(ii) of this Section 6.04, and prior to the date of each such conference call, the Issuers or any direct or indirect parent of the Issuers, including for the avoidance of doubt the Reporting Entity, will announce the time and date of such conference call and either include all information necessary to access the call in such announcement or inform the Holders of the Securities, prospective investors and securities analysts how they can obtain such information, including, without limitation, the applicable password or other login information (if applicable).
(c)          Notwithstanding the foregoing, the Issuers will be deemed to have furnished such reports referred to above to the Trustee and holders if the Issuers or a Reporting Entity has filed such reports with the Commission via the EDGAR filing system (or any successor system) and such reports are publicly available.  In addition, the requirements of this Section 6.04 shall be deemed satisfied by the posting of reports that would be required to be provided to the holders on the Issuers’ website (or the website of any direct or indirect parent of the Issuers, including for the avoidance of doubt the Reporting Entity).
ARTICLE IX

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON
EVENT OF DEFAULT
Section 9.01          Events of Default.
(a)          Whenever used herein with respect to Securities of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing, except with respect to any series of Securities for which the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or the form of Security for such series expressly provides that any such Event of Default shall not apply to such series of Securities:
(i)          default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(ii)         default in the payment of all or any part of the principal of or premium, if any, on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;
(iii)        default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series;
(iv)        default in the performance, or breach, of any covenant or agreement of an Issuer in respect of the Securities of such series and the related Guarantee, if applicable (other than a default or breach that is specifically dealt with elsewhere in this Section 9.01), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to such Issuer by the Trustee or to such Issuer and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities of such series issued, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” hereunder;
(v)         a court having jurisdiction in the premises shall enter a decree or order for relief in respect of an Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of an Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;
(vi)        an Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of an Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors;
(vii)       any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series; or
(viii)      An event of default shall happen and be continuing with respect to an Issuer’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which an Issuer shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of such Issuer, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given by the Trustee to such Issuer or by the holders of at least 25% in aggregate principal amount of Outstanding Securities of such series to the Trustee and such Issuer; provided, however, that:
(1)          if such event of default under this Indenture or instrument shall be remedied or cured by such Issuer or waived by the requisite holders of such Indebtedness, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; and
(2)          subject to the provisions of Sections 10.01 and 10.02, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by such Issuer, by the holder or an agent of the holder of any such Indebtedness, by the Trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Securities of such series.
(b)           If an Event of Default shall have occurred and be continuing in respect of the Securities of a series, in each and every such case, unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Issuers and any Guarantor thereof, if applicable, and, if given by such Securityholders, to the Trustee may declare the unpaid principal of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Securities of that series or established with respect to that series pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17, to the contrary.
(c)           The Trustee shall give to the Securityholders of any series, as the names and addresses of such Holders appear on the Security Register, notice by mail or electronic mail in PDF format of all defaults known to the Trustee that have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 9.01(c) being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.
Section 9.02           Collection of Indebtedness and Suits for Enforcement by Trustee.
(a)           The Issuers covenant that (i) in case it shall default in the payment of any installment of interest on any of the Securities of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case they shall default in the payment of the principal of, or premium, if any, on any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Issuers will pay to the Trustee, for the benefit of the holders of the Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal, premium, if any, or interest, or both, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the rate expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 10.06.
(b)           If the Issuers shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuers or any Guarantor, if applicable, and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any Guarantor, if applicable, wherever situated.
(c)           In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Issuers or any Guarantor, if applicable, or their respective creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and, except as otherwise provided by law, shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by the Issuers under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Issuers after such date, and to collect and receive any funds or other property payable or deliverable on any such claim, and to distribute the same in accordance with Section 9.03.  Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 10.06.
(d)           All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto.  Any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 10.06, be for the ratable benefit of the holders of the Securities of such series.
In case of an Event of Default, the Trustee in its discretion or in accordance with the direction of the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.
Section 9.03          Application of Funds Collected.  Any funds collected by the Trustee pursuant to this Article IX with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, upon presentation of the Securities of that series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:
FIRST:  To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 10.06;
SECOND:  To the payment of the amounts then due and unpaid upon Securities of such series for principal, premium, if any, and interest, in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and
THIRD:  To the Issuers.
Section 9.04          Limitation on Suits.  No holder of any Security of any series shall have any right by virtue or by availing of any provision of this

Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof specifying such Event of Default; (ii) the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such indemnity and security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with such request.
Notwithstanding anything contained herein to the contrary, any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of, and premium, if any, and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security or, in the case of redemption, on the redemption date, or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.  By accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).  For the protection and enforcement of the provisions of this Section 9.04, each Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Section 9.05          Rights and Remedies Cumulative; Delay or Omission not Waiver.
(a)            Except as otherwise provided in Section 2.07, all powers and remedies given by this Article IX to the Trustee or to the Securityholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b)           No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.  Subject to the provisions of Section 9.04, every power and remedy given by this Article IX or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.
Section 9.06           Control by Securityholders.
(a)           The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, determined in accordance with Section 11.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Securities of any other series at the time Outstanding determined in accordance with Section 11.04.  Subject to the provisions of Section 10.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability.
(b)           In the case of an Event of Default with respect to a series of Securities, at any time before the principal of the Securities of that series shall have been declared due and payable, the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, determined in accordance with Section 11.04, on behalf of the holders of all of the Securities of such series, by written notice to the Issuers, any Guarantor thereof, if applicable, and the Trustee, may waive any existing default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series or, with respect to the Offered Securities, Section 2.17, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities.  Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of this Indenture and the Issuers, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
(c)          At any time after the principal of the Securities of that series shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of that series at the time Outstanding hereunder, by written notice to the Issuers, any Guarantor thereof, if applicable, and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Issuers have or have caused to be paid or deposited with the Trustee an amount sufficient to pay all matured installments of interest upon all the

Securities of that series and the principal of and premium, if any, on any and all Securities of that series that shall have become due otherwise than by acceleration, with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the Securities of that series to the date of such payment or deposit, and (ii) any and all Events of Default under this Indenture with respect to such series, except non-payment of the principal of, premium, if any, or interest on, any of the Securities of that series as a result of such declaration, shall have been remedied or waived.  No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.
(d)          In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuers, any Guarantor thereof, if applicable, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuers and the Trustee shall continue as though no such proceedings had been taken.
Section 9.07          Undertaking to Pay Costs.  All parties to this Indenture agree, and each holder of any Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 9.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.
Section 9.08          Waiver Of Usury, Stay Or Extension Laws.  Each of the Issuers and any Guarantor, if applicable, covenant, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers and any Guarantor, if applicable, to the extent that it may lawfully do so, hereby expressly waive all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

CONCERNING THE TRUSTEE
Section 10.01         Certain Duties and Responsibilities of Trustee.
(a)            In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)          prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:
(ii)         the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(iii)        in the absence of negligence or willful misconduct on the part of the Trustee, the Trustee with respect to the Securities of such series may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical computations or other facts, statements and opinions stated therein);
(iv)        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(v)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, determined as provided in Sections 2.01, 2.17, 9.06, 11.01 and 15.03, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series; and
(vi)        none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not assured to it under the terms of this Indenture or indemnity and security reasonably satisfactory to it against such risk is not assured.
Section 10.02         Certain Rights of Trustee.  Except as otherwise provided in Section 10.01:
(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)           Any request, direction, order, Authentication Order or demand of the Issuers mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Issuers by an Officer (unless other evidence in respect thereof is specifically prescribed herein).
(c)           The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon.
(d)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.
(e)           The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security, other evidence of indebtedness or other papers or documents, but the Trustee, in its discretion, may make such further inquiry into such matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(g)           The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(h)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(i)            The rights, privileges, protections, benefits and immunities given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j)            The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(k)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 10.03         Trustee Not Responsible for Recitals or Issuance of Securities.
(a)           The recitals contained herein and in the Securities shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.
(b)           The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.
(c)           Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17, or for the use or application of any funds received by any paying agent other than the Trustee.

Section 10.04         May Hold Securities.  Each of the Trustee, any Authenticating Agent, any paying agent and the Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent or Security Registrar.  However, the Trustee is subject to Section 9.08.
Section 10.05         Funds Held in Trust.  Subject to the provisions of Section 15.06, all funds received by the Trustee, until used or applied as herein provided, shall be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any funds received by it hereunder except such as it may agree in writing with the Issuers to pay thereon.
Section 10.06         Compensation, Reimbursement and Indemnification.
(a)           The Issuers shall pay to the Trustee, and the Trustee shall be entitled to be paid, such compensation, which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, as the Issuers and the Trustee from time to time may agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  Except as otherwise expressly provided herein, the Issuers will pay or reimburse the Trustee upon its request for all expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture, including such compensation as has been agreed to in writing between the Trustee and the Issuers from time to time and the expenses and disbursements of its agents, counsel and of all Persons not regularly in its employ, except any such expense or disbursement as may arise from its own negligence or willful misconduct.  The Issuers shall indemnify the Trustee or any predecessor Trustee (and their officers, agents, directors and employees) for, and shall hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes, other than taxes based upon, measured by or determined by the income of the Trustee, reasonably incurred by the Trustee without negligence or willful misconduct on its part and arising out of or in connection with the acceptance or administration or enforcement of this trust, including the reasonable costs and expenses of defending itself against any claim of liability whether asserted by the Issuers, a Guarantor, any Holder or any other Person.
(b)           The obligations of the Issuers under this Section 10.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses and disbursements shall: (i) be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities; and (ii) survive the termination of this Indenture and resignation or removal of the Trustee.
(c)           Where the Trustee incurs expenses or renders services in connection with a bankruptcy event of default, such costs and expenses (including reasonable attorneys’ fees and expenses) and the compensation for the services are intended to constitute expenses of administration under applicable Federal or State, bankruptcy, insolvency or other law.
Section 10.07         Reliance on Officer’s Certificate.  Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter, unless other evidence in respect thereof be herein specifically prescribed, in the absence of negligence or willful misconduct on the part of the Trustee, may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.
Section 10.08         Disqualification; Conflicting Interests.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuers shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
Section 10.09         Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Issuers may not, nor may any Affiliate of the Issuers, serve as Trustee.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.10.
Section 10.10         Resignation and Removal; Appointment of Successor.  The Trustee or any successor hereafter appointed may resign at any time with respect to the Securities of one or more series by giving a written notice thereof to the Issuers and by transmitting notice of resignation by mail, first-class postage prepaid, to the Securityholders of such series, as their names and addresses appear upon the Security Register.  Upon receiving such notice of resignation, the Issuers promptly shall appoint a successor trustee with respect to Securities of such series.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the retiring Trustee resigns, the retiring Trustee, at the expense of the Issuers, or the Issuers may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(a)           In case at any time any one of the following shall occur, the Issuers may remove the Trustee with respect to all or any series of Securities and appoint a successor trustee, or, unless the Trustee’s duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, on behalf of that holder and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee if:
(i)          the Trustee shall fail to comply with the provisions of Section 10.08 after written request therefor by the Issuers or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or
(ii)         the Trustee shall cease to be eligible in accordance with the provisions of Section 10.09 and shall fail to resign after written request therefor by the Issuers or by any such Securityholder; or
(iii)        the Trustee shall become incapable of acting, or shall be adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.
Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(b)           The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding at any time may remove the Trustee with respect to such series by so notifying the Trustee and the Issuers and may appoint a successor Trustee for such series with the consent of the Issuers.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(c)           Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section 10.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.11.

(d)           Any successor trustee appointed pursuant to this Section 10.10 may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.
Section 10.11         Acceptance of Appointment By Successor.
(a)           In case of the appointment hereunder of a successor trustee with respect to all Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.  On the written request of the Issuers or the successor trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall assign, transfer and deliver to such successor trustee all property and funds held by such retiring Trustee hereunder.
(b)           In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more but not all series, the Issuers, the retiring Trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which: (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder.  Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and such retiring Trustee shall have no further responsibility with respect to the Securities of that or those series to which the appointment of such successor trustee relates for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture.  Each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates.  On the written request of the Issuers or any successor trustee, such retiring

Trustee shall assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and funds held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates.
(c)           Upon request of any such successor trustee, the Issuers may execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in Section 10.11(a) or (b), as the case may be.
(d)           No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article X.
(e)            Upon acceptance of appointment by a successor trustee as provided in this Section 10.11, the successor trustee shall cause a notice of its succession to be transmitted to the Securityholders.  The Trustee shall have no responsibility or liability for the action or inaction of any successor trustee.
Section 10.12         Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 10.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 10.13         Preferential Collection of Claims Against the Issuers.  The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall continue to be subject to Section 311(a) of the Trust Indenture Act.
ARTICLE XI

CONCERNING THE SECURITYHOLDERS
Section 11.01         Evidence of Action by Securityholders.  Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in Person or by agent or proxy appointed in writing.
If the Issuers shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuers, at their option, as evidenced by an Officer’s Certificate, may fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuers shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
Section 11.02         Proof of Execution by Securityholders.  Subject to the provisions of Section 10.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:
(a)           The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.
(b)           The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.
(c)           The Trustee may require such additional proof of any matter referred to in this Section 11.02 as it shall deem necessary.
Section 11.03         Who May be Deemed Owners.  Prior to the due presentment for registration of transfer of any Security, the Issuers, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Issuers as the absolute owner of such Security, whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Issuers nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

None of the Issuers, the Trustee, any paying agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Section 11.04         Certain Securities Owned by Issuers Disregarded.  In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, the Securities of that series that are owned by the Issuers or any other obligor on the Securities of that series or by an Affiliate of the Issuers shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 11.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not an Affiliate.  In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Issuers shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities of a particular series, if any known by the Issuers to be owned or held by or for the account of any of the above described Persons and, subject to Sections 9.01 and 9.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such particular series not listed therein are Outstanding for the purpose of any such determination.
Section 11.05         Actions Binding on Future Securityholders.  At any time prior to the evidencing to the Trustee, as provided in Section 11.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of that series that is shown by the evidence to be included in the Securities the holders of which have consented to such action, by filing written notice with the Trustee, and upon proof of holding as provided in Section 11.02, may revoke such action so far as concerns such Security.  Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security.  Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Issuers, the Trustee and the holders of all the Securities of that series.

ARTICLE XII

MODIFICATIONS OF THIS INDENTURE AND THE SECURITY DOCUMENTS
Section 12.01         Amendments Without the Consent of Securityholders.  In addition to any supplemental indenture otherwise authorized by this Indenture, the Trustee, the collateral agent, if applicable, and the Issuers may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend this Indenture and the Security Documents (subject to the provisions of the Security Documents) without the consent of any holders of any series of Securities for one or more of the following purposes:
(a)           to cure any ambiguity, defect, or inconsistency herein or in Securities of any series or the Security Documents;
(b)           to add an additional obligor on the Securities or to add a Guarantor of any outstanding debt securities or to evidence the succession of another Person to an Issuer or any such Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of an Issuer, as the case may be, pursuant to Article XIII;
(c)           to provide for uncertificated Securities in addition to or in place of certificated Securities;
(d)           to add to the covenants of the Issuers for the benefit of the holders of any outstanding series of Securities (and if such covenants are to be for the benefit of less than all outstanding series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any of the Issuers’ or the Guarantor’s, if applicable, rights or powers herein conferred;
(e)           to add any additional Events of Default for the benefit of the holders of any outstanding series of Securities (and if such Events of Default are to be applicable to less than all outstanding series, stating that such Events of Default are expressly being included solely to be applicable to such series);
(f)            to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
(g)           to secure the Securities of any series or any Guarantee thereof;
(h)           to make any other change that does not adversely affect the rights of any Securityholder of Outstanding Securities in any material respect;

(i)            to issue additional Securities of any series, including additional Offered Securities; provided that such additional Securities have the same terms as, and be deemed part of the same series as, the applicable series of Securities issued hereunder to the extent required by Section 2.01(b) or, with respect to the Offered Securities, Section 2.17; or
(j)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee.
Upon the request of the Issuers, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 12.05, the Trustee shall join with the Issuers and any Guarantor, if applicable, in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 12.01 may be executed by the Issuers, any applicable Guarantor and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 12.02.
Section 12.02         Amendments with Consent of Securityholders.  With the written consent (evidenced as provided in Section 11.01) of the holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding that is affected by such supplemental indenture or indentures, the Issuers and a Guarantor, when authorized by Board Resolutions, and the Trustee from time to time and at any time may enter into an indenture or indentures to supplement this Indenture hereto or amend this Indenture and the Security Documents (subject to the provisions of the Security Documents) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 12.01 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture, without the consent of the holders of each Security of such series then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest on any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); or (vi) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture or indentures.
A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of this Indenture that has been expressly included solely for the benefit of one or more particular series of Securities, if any, or which modifies the rights of the holders of Securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.
It shall not be necessary for the consent of Securityholders of a series affected thereby under this Section 12.02 to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent shall approve the substance thereof.
Promptly after the execution by the Issuers, any applicable Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section 12.02, the Issuers shall mail or cause to be mailed a notice thereof by first-class mail to the holders of Securities of each series affected thereby at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture.  Any failure of the Issuers to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.
Section 12.03          Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article XII or Section 13.01, this Indenture shall be and be deemed to be modified and amended with respect to such series in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuers, any applicable Guarantor and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 12.04         Securities Affected by Supplemental Indentures.  Securities of any series affected by a supplemental indenture and authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 12.01 may bear a notation in form approved by the Issuers, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture.  If the Issuers shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors of the Issuers, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuers, authenticated by the Trustee in accordance with the terms of this Indenture and delivered in exchange for the Securities of that series then Outstanding.

Section 12.05         Execution of Supplemental Indentures.  Upon the request of the Issuers, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and, if applicable, upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Issuers and any applicable Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee in its discretion may but shall not be obligated to enter into such supplemental indenture.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article XII or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms.
Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of this Section 12.05, the Trustee shall transmit by mail, first-class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE XIII

SUCCESSOR
Section 13.01         Consolidation, Merger and Sale of Assets.  Each Issuer covenants that it will not merge or consolidate with any other Person, consummate a Delaware LLC Division (whether or not such Issuer is the surviving Person or successor, as applicable) or sell or convey all or substantially all of its assets to any person, unless:
(a)           Either (1) such Issuer shall be the continuing entity, or the successor entity, or (2) the Person which acquires by sale or conveyance substantially all the assets of such Issuer (if other than such Issuer), (A) shall expressly assume all of the obligations of such Issuer under this Indenture, (B) is an entity treated as a “corporation” for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Paul, Weiss, Rifkind, Wharton & Garrison LLP or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger, Delaware LLC Division or consolidation, or such sale or conveyance, will not result in an exchange of the Offered Securities for new debt instruments for U.S. federal income tax purposes and (C) if such entity is not organized under the laws of the United States or any state of the United States, then it shall expressly undertake obligations with respect to the Offered Securities comparable to those initially undertaken by such Issuer as described in Section 14.02; provided, however, that no Additional

Amounts (described in Section 14.02) shall be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof; and
(b)           no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger, Delaware LLC Division or consolidation, or such sale or conveyance.
Such Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any such supplemental indenture comply with this Indenture.
To the extent that a Board Resolution or supplemental indenture pertaining to any series provides for different provisions relating to the subject matter of this Article XIII, the provisions in such Board Resolution or supplemental indenture shall govern for purposes of such series.
Section 13.02         Successor Person Substituted.  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of any Issuer or any Guarantor, if applicable, the successor Person formed by such consolidation or into or with which such Issuer or such Guarantor, as the case may be, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person has been named as an Issuer herein.  In the event of any such sale or conveyance (other than a conveyance by way of lease) any Issuer, any Guarantor, if applicable, or any successor entity of any of them which shall theretofore have become such in the manner described in this Article XIII, shall be discharged from all obligations and covenants under this Indenture, the Securities and the Guarantees and may be liquidated and dissolved.
ARTICLE XIV

ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS
Section 14.01         Redemption Upon Changes in Withholding Taxes.  The Offered Securities may be redeemed, as a whole but not in part, at the option of the Issuers, upon not less than 30 nor more than 90 days’ notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 14.02), if any, if as a result of any amendment to, or change in, the laws or regulations of the United States, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction (regardless of whether such action or such holding is with respect to an Issuer or Guarantor), which amendment or change is announced or becomes effective after the date the Offered Securities are issued, the Guarantor or an Issuer has become, or there is a material probability that it will become, obligated to pay Additional Amounts on the next date on which any amount would be payable with respect to the Securities of such series, and such obligation cannot be avoided by the use of commercially reasonable measures available to Guarantor or an Issuer, as the case may be; provided, however, that (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Guarantor or an Issuer, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, an Issuer or the Guarantor, as the case may be, shall deliver to the Trustee (i)(A) an Officer’s Certificate stating that the obligation to pay Additional Amounts cannot be avoided by such Issuer taking commercially reasonable measures available to it or (B) an Officer’s Certificate stating that the obligation to pay Additional Amounts cannot be avoided by Guarantor taking commercially reasonable measures available to it, and (ii) an Opinion of Counsel to the Guarantor or such Issuer, as the case may be, of recognized standing to the effect that such Issuer has or there is a material probability that it will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Guarantor or such Issuer, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it.
Section 14.02         Payment of Additional Amounts.  Unless otherwise required by law, an Issuer will not deduct or withhold from payments made by such Issuer or a Guarantor under or with respect to the Guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that an Issuer is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Securities or the Guarantees, such Issuer will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, that Additional Amounts will not be payable with respect to a payment made to a holder of the Securities or a holder of beneficial interests in the Securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the Offered Securities or for or on account of:
(a)           any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a Person holding a power over an estate or trust administered by a fiduciary holder:

(i)          is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;
(ii)         has or had any present or former connection (other than the mere fact of ownership of such Securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof; or
(iii)        with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or
(iv)        owns or owned 10% or more of the total combined voting power of all classes of stock of an Issuer or a Guarantor;
(b)           any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the Securities, except as otherwise provided herein;
(c)           any Taxes imposed solely as a result of the presentation of such Securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such Securities been presented for payment on any date during such 30-day period;
(d)           any Taxes imposed solely as a result of the failure of such holder or any other Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;
(e)           with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;
(f)            any Taxes that are payable by any method other than withholding or deduction by an Issuer or a Guarantor or any paying agent from payments in respect of such Securities;
(g)           any Taxes required to be withheld by any paying agent from any payment in respect of any Securities if such payment can be made without such withholding by at least one other paying agent; and

(h)           any combination of Section 14.02(a), (b), (c), (d), (e), (f), and (g).
Additional Amounts will not be payable to or for the account of any Holder of Securities or holder of a beneficial interest in such Securities if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such Holder or holder of a beneficial interest in such Securities to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if each Issuer were treated as a domestic corporation under United States federal income tax and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 90 days prior to the first payment date with respect to which each Issuer or the Guarantor shall apply this paragraph, each Issuer or the Guarantor shall have notified all Holders of Securities in writing that they shall be required to provide such declaration or claim.
Additional Amounts also will not be payable to any Holder or the holder of a beneficial interest in a Security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole Holder or holder of such beneficial interests of such Security, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.
In addition, no Additional Amounts will be paid on account of any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.
At least 30 days prior to each date on which any payment under or with respect to the Securities of a series is due and payable, if an Issuer or Guarantor will be obligated to pay Additional Amounts with respect to such payment, such Issuer or Guarantor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of such Securities on the payment date.
The provisions of this Article XIV shall survive any termination or the discharge of an Indenture and shall apply mutatis mutandis to any jurisdiction in which an Issuer or Guarantor or any successor to such Issuer is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in this Indenture, the Securities or the Guarantees, there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
ARTICLE XV

SATISFACTION AND DISCHARGE
Section 15.01         Applicability of Article.  If the Securities of a series are denominated and payable only in Dollars (except as provided pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17), then the provisions of this Article XV relating to defeasance of Securities shall be applicable except as otherwise specified pursuant to Section 2.01 for Securities of such series.  Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17.
Section 15.02         Satisfaction and Discharge of Indenture.  If at any time:
(a)           the Issuers or any Guarantor, as applicable, shall have delivered or shall have caused to be delivered to the Trustee for cancellation all Securities of a series theretofore authenticated, other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07, and Securities for whose payment funds or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Issuers or any Guarantor, as applicable, and thereupon repaid to the Issuers or such Guarantor, as applicable, or discharged from such trust, as provided in Section 15.06; or
(b)           all such Securities of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuers or any Guarantor, as applicable, shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount, in funds sufficient, or in Governmental Obligations sufficient in the opinion of a nationally recognized firm of certified public accountants, or a combination thereof, to pay at maturity or upon redemption all Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or date fixed for redemption, as the case may be, and all other payments due under the terms of this Indenture with respect to the Securities of such series, and if in either case the Issuers or such Guarantor, as applicable, shall also pay or cause to be paid all other sums payable hereunder with respect to such series by the Issuers, then this Indenture shall cease to be of further effect with respect to such series except for the provisions of Sections 2.03, 2.04, 2.05, 2.07, 4.01, 4.02, 4.03, 9.05 and 10.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 9.06 and 15.06, that shall survive to such date and thereafter, and the Trustee, on demand of the Issuers and at the cost and expense of the Issuers shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.
Section 15.03         Defeasance and Discharge of Obligations; Covenant Defeasance.
(a)            If at any time:
(i)          all such Securities of a particular series not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 15.02 shall have been paid by the Issuers or any Guarantor, as applicable, by depositing irrevocably with the Trustee in trust funds or Governmental Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all such Securities of that series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and
(ii)         the Issuers or any Guarantor, as applicable, shall also pay or cause to be paid all other amounts payable hereunder by the Issuers with respect to such series, then, subject to Section 15.03(c), after the date such funds or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Issuers and any Guarantor, if applicable, under this Indenture with respect to such series shall cease to be of further effect except, to the extent applicable to each, for the provisions of Sections 2.04, 2.05, 2.07, 9.05  and 10.10 hereof that shall survive until such Securities shall mature and be paid.  Thereafter, Sections 9.06 and 15.06 shall survive such satisfaction and discharge.
(b)           In addition, each of the Issuers and any Guarantor, as applicable, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may elect to have its obligations, to the extent applicable to each, under Section 8.04 and any covenant contained in Article XII, and any other covenant contained in the Board Resolution or supplemental indenture relating to such series pursuant to Section 2.01 or, with respect to the Offered Securities, Section 2.17 or Article V, discharged with respect to all Outstanding Securities of a series, this Indenture and any indentures supplemental to this Indenture insofar as such Securities are concerned (“covenant defeasance”), such discharge to be effective on the date the conditions set forth in clauses (i) through (vi) of Section 15.03(c) are satisfied, and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration of Securityholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be “Outstanding” for all other purposes under this Indenture.  For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of a series, the Issuers and any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 9.01(a)(iv) or otherwise, but except as specified in this Section 15.03, the remainder of the Issuers’ and any Guarantor’s obligations, as applicable, under the Securities of such series, this Indenture, and any indentures supplemental to this Indenture with respect to such series shall be unaffected thereby.
(c)           The following shall be the conditions to the application of Section 15.03 to the Outstanding Securities of the applicable series:
(i)          An Issuer or a Guarantor of such series irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and an Issuer or a Guarantor, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, funds or Governmental Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay principal of, premium, if any, and interest on the Outstanding Securities of such series due or to become due to the date of maturity or date fixed for redemption, as the case may be, and to pay all other amounts payable by it hereunder with respect to the Outstanding Securities of such series, provided that (A) the Trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such Governmental Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such Governmental Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities of such series;
(ii)         an Issuer or a Guarantor, as the case may be, delivers to the Trustee an Officer’s Certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;
(iii)        no Event of Default under clauses (i), (ii), (iii), (v), (vi) or (vii) of Section 9.01(a) shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;
(iv)        an Issuer or a Guarantor, as the case may be, shall have delivered to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Issuer’s or the Guarantor’s exercise of either option under this Section 15.03 and will be subject to Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;
(v)         such defeasance or covenant defeasance shall not (i) cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any Securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and
(vi)        notwithstanding any other provisions of this Section 15.03, such covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on an Issuer or Guarantor pursuant to Section 2.01.
After such irrevocable deposit made pursuant to this Section 15.03 and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Issuers’ and Guarantor’s obligations pursuant to this Section 15.03.
Section 15.04         Deposited Funds to Be Held in Trust.  All funds or Governmental Obligations deposited with the Trustee pursuant to Section 15.02 or 15.03 shall be held in trust and shall be available for payment as due, either directly or through any paying agent, including the Issuers or any Guarantor, as applicable, acting as its own paying agent, to the holders of the particular series of Securities for the payment or redemption of which such funds or Governmental Obligations have been deposited with the Trustee.  The Issuers or Guarantor, as applicable, shall pay and indemnify the Trustee against any loss, tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 15.03 or the principal and interest received in respect thereof other than any such loss, tax, fee or other charge which by law is for the account of the Securityholders of Outstanding Securities.
Section 15.05         Payment of Funds Held by Paying Agents.  In connection with the provisions of Section 15.02 or 15.03, all funds or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuers or any Guarantor, as applicable, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such funds or Governmental Obligations.  The Issuers or Guarantor, as applicable, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 15.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Securityholders of Outstanding Securities.
Section 15.06         Repayment to the Issuers or Guarantor.  Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Issuers or any Guarantor, as applicable, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Issuers or such Guarantor, as applicable, or if then held by the Issuers or any Guarantor, as applicable, shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers or such Guarantor for the payment thereof.  Anything in this Article XV to the contrary notwithstanding, subject to Section 10.06, the Trustee shall deliver or pay to the Issuers or any Guarantor, as applicable, from time to time upon written request by the Issuers or such Guarantor, which shall be accompanied by an Officer’s Certificate, any funds or Governmental Obligations (or other property and any proceeds therefrom) held by it as provided in Section 15.02 or 15.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a defeasance or covenant defeasance, as the case may be, in accordance with this Article XV.
Section 15.07         Reinstatement.  If the Trustee or paying agent is unable to apply any funds or Governmental Obligations in accordance with Section 15.02 or 15.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Issuer’s and any applicable Guarantor’s obligations under this Indenture, any indentures supplemental to this Indenture with respect to the applicable series of Securities and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 15.02 or 15.03, as the case may be, until such time as the Trustee or paying agent is permitted to apply all such funds or Governmental Obligations in accordance with Section 15.02 or 15.03, as the case may be; provided, however, that if an Issuer or a Guarantor has made any payment of principal, premium, if any, or interest on any Securities of such series following the reinstatement of its obligations as aforesaid, such Issuer or such Guarantor, as applicable, shall be subrogated to the rights of the holders of such Securities of such series to receive such payment from the funds or Governmental Obligations held by the Trustee or paying agent.
ARTICLE XVI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
Section 16.01         No Recourse.  No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Issuers or any Guarantor or of any predecessor or successor corporation, either directly or through the Issuers or Guarantor or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Issuers or Guarantor or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.
ARTICLE XVII

MISCELLANEOUS PROVISIONS
Section 17.01         Effect on Successors and Assigns.  All the agreements of the Issuers and any Guarantor in this Indenture or the Securities shall bind their respective successors whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successor.
Section 17.02         Actions by Successor.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuers or any Guarantor shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Issuers or such Guarantor, as applicable.
Section 17.03         Notices.  Any notice or communication by the Issuers, a Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier, electronic mail (in PDF format) or overnight air courier guaranteeing next day delivery, to the other’s address:
If to the Issuers:	Prime Security Services Borrower, LLC and Prime Finance Inc. c/o ADT Inc. 1501 Yamato Road Boca Raton, FL 33431 Attention: General Counsel E-Mail: dsmail@adt.com with copies to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:  Gregory A. Ezring and Tracey A. Zaccone
E-Mail: gezring@paulweiss.com
tzaccone@paulweiss.com

If to the Trustee:	Wells Fargo Bank, National Association 150 East 42nd St. 40th Floor New York, NY 10017 Attention: Corporate Trust Services Facsimile No.: (917) 260-1593

The Issuers, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications, other than those sent to Securityholders, shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if electronically mailed in PDF format; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the Security Register.  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed duly given, whether or not the addressee receives it.
Section 17.04         Governing Law.  This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.
Section 17.05         Treatment of Securities as Debt.  It is intended that the Securities will be treated as indebtedness and not as equity for United States federal income tax purposes.  The provisions of this Indenture shall be interpreted to further this intention.
Section 17.06         Compliance Certificates and Opinions.
(a)           Upon any application or demand by the Issuers or a Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuers or such Guarantor shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically dealt with by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
(b)           Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 17.07         Payments on Business Days.  Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officer’s Certificate or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of principal, premium, if any, or interest or principal and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.
Section 17.08         Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 17.09         Separability.  In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 17.10         No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the

Issuers, a Guarantor or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 17.11         Table of Contents, Headings, Etc.  The Table of Contents and the Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.12         Consent to Jurisdiction and Service of Process.  The Issuers and any Guarantor, if applicable, agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture, any Security and any Guarantee or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in the County of New York, State of New York, United States of America, irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.
To the extent that the Issuers or a Guarantor, if applicable, has or hereafter may acquire any immunity from jurisdiction of any court (including any court in the United States, the State of New York or other jurisdiction in which the Issuers or such Guarantor, or any successor thereof, may be organized or any political subdivisions thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Indenture, the Securities, the Guarantees or any other documents or actions to enforce judgments in respect of any thereof, then each of the Issuers and such Guarantor hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.
Section 17.13         Waiver of Jury Trial.  EACH OF THE ISSUERS, SECURITYHOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 17.14         USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
Section 17.15         Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, pandemics, epidemics, recognized public emergencies, quarantine restrictions, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.
PRIME SECURITY SERVICES BORROWER, LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

PRIME FINANCE INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

ADT COMMERCIAL GOVERNMENT SERVICES LLC
SECURITY MONITORING SERVICES, INC.
THE ADT SECURITY CORPORATION
ADT LLC
FIRE & SECURITY HOLDINGS, LLC
ADT COMMERCIAL LLC
RED HAWK SECURITY SYSTEMS, LLC
FIRE SYSTEMS INTERNATIONAL, INC.
CENTURY SPRINKLER HOLDINGS CORPORATION
CHAIN ELECTRIC HOLDINGS, INC.
DATASHIELD, LLC
I-VIEW NOW LLC
ASG INTERNATIONAL, INC.
ADT MS2 LLC
DEFENDER SECURITY CANADA, INC.
DPL TWO, LLC
HOME DEFENDER, INC.
DEFENDERS, LLC

By:	/s/ David W. Smail
Name: David W. Smail
Title: Secretary

EXHIBIT A
FORM OF CERTIFICATE OF TRANSFER
Prime Security Services Borrower, LLC and Prime Finance Inc.
c/o ADT Inc.
1501 Yamato Road
Boca Raton, Florida 33431
Attention:  Treasury Department
Wells Fargo Bank, National Association
DAPS Reorg
MAC N9300-070
600 Fourth Street
Minneapolis, MN 55402
Email: DAPSReorg@wellsfargo.com
Phone: (800) 344-5128
Fax: (800) 969-1290
Re: 3.375% First-Priority Senior Secured Notes due 2027
Ladies and Gentlemen,
Reference is hereby made to the Indenture, dated as of August 20, 2020, by and among Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, a New York banking corporation, as trustee (the “Trustee”), [as supplemented by that certain supplemental indenture dated as of [●]][and the Board Resolution adopted [●]] (together, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  [●] (the “Transferor”) owns and proposes to transfer the Security or Securities or interest[s] in such Security or Securities specified in Annex A hereto, in the principal amount of $[●] in such Security or Securities or interest[s] (the “Transfer”), to [●] (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY
1. ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.
2. ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (y) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904 (b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. person (as such is defined in Regulation S) or for the account or benefit of a U.S. person (other than an initial purchaser of the Securities) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.
3. ☐   Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)           ☐ Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(b)           ☐ Such Transfer is being effected to the Issuers or a subsidiary thereof; or

(c)           ☐ Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4. ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.
(a)           ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.
(b)           ☐ Check if Transfer is pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.
(c)           ☐ Check if Transfer is pursuant to other exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name
Title

Dated:	________________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.          The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)      ☐      144A Global Security (CUSIP ), or
(ii)     ☐       Regulation S Global Security (CUSIP ); or
(b)	☐ a Restricted Definitive Security.
2.          After the transfer the Transferee will hold:
(a)	☐ a beneficial interest in the:
(i)     ☐       144A Global Security (CUSIP ), or
(ii)    ☐       Regulation S Global Security (CUSIP ), or
(iii)   ☐       Unrestricted Global Security (CUSIP ); or
(b)	☐ a Restricted Definitive Security; or
(c)	☐ an Unrestricted Definitive Security,
in accordance with the terms of the Indenture.

EXHIBIT B
FORM OF CERTIFICATE OF EXCHANGE
Prime Security Services Borrower, LLC and Prime Finance Inc.
c/o ADT Inc.
1501 Yamato Road
Boca Raton, Florida 33431
Attention:  Treasury Department
Wells Fargo Bank, National Association
DAPS Reorg
MAC N9300-070
600 Fourth Street
Minneapolis, MN 55402
Email: DAPSReorg@wellsfargo.com
Phone: (800) 344-5128
Fax: (800) 969-1290
Re: 3.375% First-Priority Senior Secured Notes due 2027
Ladies and Gentlemen,
Reference is hereby made to the Indenture, dated as of August 20, 2020, by and among Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, a New York banking corporation, as trustee (the “Trustee”) [as supplemented by that certain supplemental indenture dated as of [●]][and the Board Resolution adopted [●]] (together, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[●] (the “Owner”), owns and proposes to exchange the Security or Securities or interest[s] in such Security or Securities specified herein, in the principal amount of $[●] in such Security or Securities or interest[s] (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:
1.  Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security.
(a)         ☐   Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
(b)         ☐   Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security in an equal principal amount, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
(c)         ☐   Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
(d)         ☐    Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
2.  Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities.

(a)         ☐   Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.
(b)         ☐   Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the: [CHECK ONE]   144A Global Security or   Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Owner]

By:
Name
Title

Dated:	________________________

EXHIBIT C

FORM OF 3.375% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2027
[Insert the Private Placement Legend and/or the Global Security legend, as applicable]
3.375% FIRST-PRIORITY SENIOR SECURED NOTES DUE 2027
No. [ ]	$[ ]
CUSIP No. [ ]

PRIME SECURITY SERVICES BORROWER, LLC and PRIME FINANCE INC. promise to pay to [ ] or registered assigns, the principal sum of [                  ] Dollars on August 31, 2027.
Interest Payment Dates:	June 15 and December 15

Record Dates:	June 1 and December 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions.  Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.
This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.  The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
IN WITNESS WHEREOF, the Issuers have caused this instrument to be signed in accordance with Section 2.04 of the Indenture.
Date:          [                             ]
PRIME SECURITY SERVICES BORROWER, LLC

Name:
Title:

PRIME FINANCE INC.

Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

PRIME SECURITY SERVICES BORROWER, LLC
PRIME FINANCE INC.

3.375% First-Priority Senior Secured Notes due 2027
This security is one of a duly authorized series of debt securities of Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), issued or to be issued in one or more series under and pursuant to an Indenture for the Issuers’ unsubordinated debt securities, dated as of August 20, 2020 (the “Indenture”), duly executed and delivered by and among the Issuers and Wells Fargo Bank, National Association (the “Trustee”).  By the terms of the Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture.  This security is one of the series designated on the face hereof (individually, a “Security” and, collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Issuers and the holders of the Securities (the “Securityholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.
1.          Interest.  The Issuers promise to pay interest on the principal amount of this Security at an annual rate of 3.375%.  The Issuers will pay interest semi-annually on June 15 and December 15 of each year (each such day, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day.  Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided, that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be December 15, 2020.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
2.          Method of Payment.  The Issuers will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment.  In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture.  The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Issuers maintained for that purpose in accordance with the Indenture.

3.          Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee, will act as paying agent and Security Registrar.  The Issuers may change or appoint any paying agent or Security Registrar without notice to any Securityholder.  The Issuers or any of its Subsidiaries may act in any such capacity.
4.          Indenture.  The terms of the Securities include those stated in the Indenture.  The Securities are first-priority secured general obligations of the Issuers and constitute the series designated on the face hereof as the “3.375% First-Priority Senior Secured Notes due 2027,” initially limited to $1,000,000,000 in aggregate principal amount.
The Issuers will furnish to any Securityholder upon written request and without charge a copy of the Indenture.  Requests may be made to: Prime Security Services Borrower, LLC and Prime Finance Inc., c/o ADT Inc., 1501 Yamato Road, Boca Raton, Florida 33431, Attention:  Investor Relations.
5.          Optional Redemption.  The Securities will be subject to redemption at the option of the Issuers on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Securityholders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the “Redemption Date”).  Prior to August 31, 2026 (the “Par Call Date”), the Securities will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the aggregate principal amount of the Securities to be redeemed and the remaining scheduled payments of interest thereon due on any date after the Redemption Date to and including the Par Call Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date), in each case, discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 50 basis points, plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest, if any, thereon to the Redemption Date. On or after the Par Call Date, the Securities will be redeemable at a redemption price equal to 100% of the aggregate principal amount of any Securities being redeemed, plus accrued and unpaid interest, if any, thereon on the Redemption Date.
If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Issuers shall default in the payment of any such redemption price and accrued interest with respect to any such Security or portion thereof.
The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.
6.          Change of Control Triggering Event.  If a Change of Control Triggering Event occurs, unless the Issuers have exercised their option to redeem this Security, they shall be required to make an offer to the holder of this Security to repurchase, at such holder’s election, all or a part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security, in cash equal to 101% of the aggregate principal amount of this Security repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.  Within 30 days following any Change of Control Triggering Event, or at the Issuers’ option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice shall be mailed to each Holder describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase this Security on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.
7.          Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Issuers or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Issuers for such purpose.  No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges.  If the Securities are to be redeemed, the Issuers will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the Outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable record date and the next succeeding Interest Payment Date.
8.          Persons Deemed Owners.  The registered Securityholder may be treated as its owner for all purposes.
9.          Repayment to the Issuers.  Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Issuers, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Issuers or (if then held by the Issuers) shall be discharged from such trust.  After return to the Issuers, Holders entitled to the money or securities must look to the Issuers for payment as unsecured general creditors.
10.        Amendments, Supplements and Waivers.  The Indenture contains provisions permitting the Issuers and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the securities of each series at the time Outstanding affected by such supplemental indenture or indentures to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions of the Indenture or any supplemental indenture or of modifying in any manner not covered elsewhere in the Indenture the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); or (vi) reduce the percentage of Securities, the holders of which are required to consent to any such supplemental indenture or indentures.  The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past Default under the Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Outstanding Security of such affected series.  Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.
11.          Defaults and Remedies.  If an Event of Default with respect to the securities of a series issued pursuant to the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuers (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it.  Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding Securities of a series issued pursuant to the Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.
12.          Trustee, Paying Agent and Security Registrar May Hold Securities.  The Trustee or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.
13.          No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Issuers or of any predecessor or successor corporation, either directly or through the Issuers or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Issuers or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.
14.          Discharge of Indenture.  The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.
15.          Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.
16.          Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.          Governing Law.  The Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law.

ASSIGNMENT FORM
To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
agent to transfer this Security on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee: ____________________________________________________

ELECTION FORM
TO BE COMPLETED ONLY IF THE HOLDER
ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER
The undersigned hereby irrevocably requests and instructs the Issuers to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,                                , at                                     (please print or typewrite name, address and telephone number of the undersigned).
For this election to accept the Change of Control Offer to be effective, the undersigned must (A) deliver, to the address of the paying agent set forth below or at such other place or places of which the Issuers shall from time to time notify the Holder of the within Security, either (i) the Security with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date or (B) otherwise comply with alternative instructions in accordance with the procedures of the depositary.  The address of the paying agent is [ ]; Attention: [ ].
If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $1,000 or an integral multiple of $1,000 in excess thereof; provided, that any remaining principal amount shall be at least the minimum authorized denomination thereof) which the Holder elects to have repurchased: $.
Holder:

By:
Name:
Title:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [               ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a Delaware limited liability company, PRIME FINANCE INC. (or its successor), a Delaware corporation, and WELLS FARGO BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, Prime Security Services Borrower, LLC (“Issuer”), Prime Finance Inc. (“Co-Issuer” and, together with Issuer, the “Issuers”), the guarantors party thereto, and the Trustee executed and delivered an Indenture, dated as of August 20, 2020 (as originally executed, the “Original Indenture” or, as it may be from time to time supplemented or amended by one or more supplemental indentures supplemental thereto, the “Indenture”), to provide for the issuance by the Issuers from time to time of unsubordinated debt securities evidencing its unsecured indebtedness;
WHEREAS, pursuant to the Original Indenture, Issuers has issued $1,000,000,000 of 3.375% First-Priority Senior Secured Notes due 2027 (the “Notes”);
WHEREAS, pursuant to the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.          Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.          Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all existing Notes Guarantors (if any), to guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.
3.          Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 17.03 of the Original Indenture.

4.          Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.          Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6.          Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7.          Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.
8.          Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[NEW GUARANTOR]

By:
Name:
Title:

PRIME SECURITY SERVICES BORROWER, LLC

By:
Name:
Title:

PRIME FINANCE INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: